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                                                                     EXHIBIT 2.1







                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                    PACKARD BIOSCIENCE COMPANY ("SELLER")

                                       AND

             COMPAGNIE GENERALE DES MATIERES NUCLEAIRES ("BUYER")








                                NOVEMBER 28, 2000

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

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement ("AGREEMENT") is entered into as of November 28, 2000 by and between Packard BioScience Company, a Delaware corporation ("SELLER"), and Compagnie Generale des Matieres Nucleaires, a French societe anonyme ("BUYER"). Buyer and Seller are referred to collectively in this Agreement as the "PARTIES" and individually as a "PARTY."

      This Agreement contemplates a transaction in which Buyer will, on the terms and conditions set forth in this Agreement, purchase from Seller substantially all of the assets (and assume certain of the liabilities) of the Canberra Business (as hereinafter defined) for the consideration specified in this Agreement.

      In consideration of the mutual promises and the representations, warranties, and covenants contained in this Agreement, the Parties agree as follows.

                                    SECTION 1
                                   DEFINITIONS

      For purposes of this Agreement, the terms set forth below have the following meaning:

      "ACCOUNTANTS" has the meaning set forth in Section 2.4(b) of this Agreement.

      "ACQUIRED ASSETS" means (i) all of the assets used in the Canberra Business including, without limitation, the properties, agreements, contracts, licenses, and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of Seller, which are owned by Seller, (ii) all of the issued and outstanding capital stock, membership interests, or other ownership interests of each of the Canberra Affiliates that are owned by Seller on and as of the Closing Date (and thereby, indirectly, all of the assets, other than Excluded Assets, of the Canberra Affiliates), and (iii) the Selling Joint Affiliates' Assets; PROVIDED, HOWEVER, that the term "ACQUIRED ASSETS" shall expressly exclude those items constituting Excluded Assets. The Acquired Assets shall include, but not be limited to, the following assets of the Canberra Business which are owned by Seller as of the Closing Date (except to the extent that any of the following are Excluded Assets):

          (a) All tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, and tools);

          (b) All leaseholds and subleaseholds, and easements, rights-of-way, and other appurtenants thereto including, without limitation, those described on
SCHEDULE 3.10(B) (such as appurtenant rights in and to public streets), excluding any improvements, fixtures, and fittings thereon not used in the Canberra Business, subject to the terms of the Lease;

          (c) All Intellectual Property, associated goodwill, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, including, without limitation, the names "CANBERRA," "CANBERRA INDUSTRIES," such other trademarks and trade names identified on SCHEDULE 3.11(B) and any variant or derivative thereof, but excluding any right to Seller Corporate Names;

          (d) All agreements, indentures, instruments, guaranties, other similar arrangements, and rights thereunder including, without limitation, those set forth on SCHEDULE 3.14(A) and those described in Section 3.14 of this Agreement but omitted from such schedule by operation of minimum amounts described therein;

          (e) All accounts receivable, claims, insurance claims, prepayments, refunds (other than refunds for Taxes or worker compensation premiums paid with respect to periods ending on or before the Closing Date), causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment;

          (f) The Real Property, together with all improvements thereon and appurtenances thereto, subject only to the restrictions, easements, covenants and encumbrances set forth on SCHEDULE 3.10(A) hereto and Permitted Encumbrances;

          (g) All franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and other Authorities that are transferable by Seller;

          (h) All issued and outstanding capital stock, membership interests, or
other   ownership   interests  of  the  Canberra   Affiliates  and  of  Canberra
Industries-Packard Instrument C.E. GmbH owned by Seller as of the Closing Date;

          (i) With the exception of original tax and accounting records, all books, records, ledgers, files, documents, correspondence, lists, mailing and customer lists, drawings, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written material used by Seller solely in the conduct of the Canberra Business;

          (j) With the exception of original tax and accounting records and Excluded Assets, all data processing programs, computer printouts, data bases and hardware and related items used by Seller in the conduct of the Canberra Business, including accounting and invoices;

          (k) All goodwill of the Canberra Business;

          (l) All cash on hand and in banks and all accounts relating thereto on the Closing Date of any Canberra Affiliate on such date (with the exception of Mobile Characterization Services, LLC, Greenstar USA, Inc. and General Physics Institute, Inc.), including cash of Canberra-Packard Benelux NV (Belgium) and Canberra Semiconductor NV (Belgium) (the "ACQUIRED CASH"); and


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

          (m) All transferable rights to and benefits from coverage under any policy of insurance relating to the Canberra Business to the extent provided in
Section 5.8 hereof.

      "ADVERSE CONSEQUENCES" means all actions, suits, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, liabilities, obligations, Taxes, liens, losses, expenses, and fees including, without limitation, the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements, and compromises relating thereto and including court costs and reasonable attorneys' fees and expenses incurred in connection therewith, all of the foregoing to be net of any and all net recovery under policies of insurance or third party payments received.

      "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended, except shareholders acting solely in their capacity as shareholders who would otherwise be Affiliates.

      "ASSIGNMENT DOCUMENTS" has the meaning set forth in Section 2.6(c) of this Agreement.

      "ASSUMED LIABILITIES" means (a) all Liabilities and obligations of Seller and the Canberra Affiliates reflected on the Final Statement of Net Assets; and
(b) all obligations of Seller and the Canberra Affiliates under agreements, contracts, licenses and other arrangements that are Acquired Assets; (c) all Liabilities and obligations under purchase orders, service contracts and warranties entered into in the Ordinary Course of Business to furnish goods, services, maintenance and other non-cash benefits to another party or to pay for goods, services, maintenance and other non-cash benefits that another party furnishes to Buyer and (d) except to the extent otherwise provided herein, all other Liabilities and obligations, of whatever nature, arising out of the ownership or operation of the Canberra Business by Seller and its Affiliates prior to the Closing Date. Assumed Liabilities shall not include, and Buyer shall not assume: (i) any Liabilities related to or arising out of any Employee Plan or Benefit Arrangement of any Seller Party other than as provided in
Section 5.2(d)(vii) hereof; (ii) any Liabilities relating to any employee benefit plan or arrangement of any Seller Party, except as provided in Section 5.2(d)(vii) hereof, currently or formerly maintained or contributed to (or with respect to which a contribution obligation ever existed) by Seller or its ERISA Affiliates that is not an Employee Plan or Benefit Arrangement; (iii) except to the extent reserved for in the Final Statement of Net Assets and except as provided for in Section 5.2(d), any Liabilities to employees or former employees of any Seller Party accrued or incurred prior to the Closing Date, including, without limitation, any Liability for wages, salary, vacation pay, sick leave pay, severance or termination pay or any other pay for time not worked, back pay, premiums or benefits under any Employee Plan or Benefit Arrangement, damages payable pursuant to statutes and regulations governing employment practices, and worker's compensation claims; or (iv) any Liability or obligation imposed under or pursuant to Environmental Laws and arising out of or related to any condition on any real property owned, operated or leased by Tennelec, Inc. or any predecessor thereof, that is not included in or among the Acquired Assets.


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

      "ASSUMPTION" has the meaning set forth in Section 2.6(d) of this Agreement.

      "AUTHORITY" or "AUTHORITIES" means any government or governmental, regulatory or administrative body political subdivision thereof, whether federal, state, local or foreign, or any agency or authority, or any court or judicial authority.

      "BENEFIT ARRANGEMENTS" has the meaning set forth in Section 3.20(b).

      "BILL OF SALE" has the meaning set forth in Section 2.6(c) of this Agreement.

      "BOA LIEN" has the meaning set forth in Section 3.5(b) hereof.

      "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are not open for business.

      "BUYER" has the meaning set forth in the preface of this Agreement.

      "BUYER INDEMNIFIED PARTIES" has the meaning set forth in Section 5.3 of this Agreement.

      "CANBERRA AFFILIATE" means each Person identified on SCHEDULE 3.1(B).

      "CANBERRA BUSINESS" means all of the (a) business of designing, developing, manufacturing and marketing analytical instruments and systems used to detect, identify, quantify and monitor radioactive materials for the nuclear industry and related markets, and (b) services related to the analysis of nuclear materials, including measurement, expert data review, site management, consulting services and after-sale support, service and applications training, owned or operated by any Seller Party, including, without limitation, the operations, financial condition and prospects thereof, but excluding any and all of the Packard Business.

      "CANBERRA EMPLOYEES" has the meaning set forth in Section 3.19 of this Agreement.

      "CLOSING" has the meaning set forth in Section 2.5 of this Agreement.

      "CLOSING DATE" has the meaning set forth in Section 2.5 of this Agreement.

      "CLOSING DATE STATEMENT OF NET ASSETS" has the meaning set forth in
Section 2.4 of this Agreement.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CONFIDENTIAL INFORMATION" means any information concerning the Canberra Business that is not already generally available to the public, other than through the fault of the Party obligated to keep such information confidential pursuant to this Agreement.

      "COTS SOFTWARE" has the meaning set forth in Section 3.11(g) of this Agreement.


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

      "DISABLING CODE" has the meaning set forth in Section 3.11(i) of this Agreement.

      "EMPLOYEE PLANS" has the meaning set forth in Section 3.20(a) of this Agreement.

      "ENCUMBRANCE" shall mean any mortgage, pledge, security interest, lien, right of first offer or right of first refusal or restriction (whether on voting, sale, transfer, disposition, use or otherwise), voting agreement, adverse claim or encumbrance or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or similar law of any jurisdiction.

     "ENVIRONMENTAL LAWS" means any law (including common law) of federal, state and local or foreign governments (and any other Authorities), including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, memoranda of understanding, rulings, and charges thereunder, relating to the environment, natural resources, public and employee health and safety including, but not limited to, emissions, discharges, releases, or threatened releases of pollutants, contaminants, radioactive materials or substance or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic materials or wastes. For purposes hereof, Environmental Laws shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss. 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901, et seq., the Clean Water Act, 33 U.S.C.ss. 1251 et seq., the Clean Air Act, 33 U.S.C.ss. 2601, et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss. 136, et seq., the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701, et seq., the Federal Safe Drinking Water Act, 42 U.S.C.ss. 300F, et seq., the Atomic Energy Act, 42 U.S.C.ss. 2111 et seq. and the Occupational Safety and Health Act, 29 U.S.C.ss. 651, et seq., as they have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state, local or foreign statutes.

      "ERISA" has the meaning set forth in Section 3.20(a) of this Agreement.

      "ERISA AFFILIATE" has the meaning set forth in Section 3.20(a) of this Agreement.

      "EXCLUDED ASSETS" means all of the assets of any Seller Party listed on
SCHEDULE 1.1 hereto. The Excluded Assets shall include, but not be limited to, the following:

          (a) All outstanding capital stock, membership interests, and other ownership interests of the Packard Affiliates and the Joint Affiliates;

          (b) All assets of Canberra-Packard Pty. Ltd;

          (c) All cash on hand and in banks and all accounts relating thereto except for the Acquired Cash;


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

          (d) All improvements to the building located at 800 Research Parkway, Meriden, Connecticut that are moveable, the removal of which will not damage the premises (unless any such damage shall be promptly repaired by Seller), and that are used solely in the Packard Business;

          (e) All rights to refunds of worker compensation premiums paid and Taxes of Seller for periods ending on or before the Closing Date; and

          (f) Any and all rights of any Seller Party to indemnification or contribution from any third party for any Liability or obligation imposed under or pursuant to Environmental Laws and arising out of or related to any condition on real property owned, operated or leased by Tennelec, Inc., or any predecessor thereof, that is not included in or among the Acquired Assets.

      "EXON-FLORIO AMENDMENT" has the meaning set forth in Section 5.1(g) of this Agreement.

      "FINAL STATEMENT OF NET ASSETS" has the meaning set forth in Section 2.4 of this Agreement.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "GOVERNMENTAL LICENSES AND PERMITS" has the meaning set forth in Section
3.24 of this Agreement.

      "HAZARDOUS MATERIALS" means, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is friable, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs) and (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law.

      "HIRED EMPLOYEES" has the meaning set forth in Section 5.2(d)(i) of this Agreement.

      "INDEMNITY THRESHOLD" has the meaning set forth in Section 5.3(d) hereof.

      "INFORMATION STATEMENT" has the meaning set forth in Section 5.1(i) of this Agreement.

      "INTELLECTUAL PROPERTY" means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, symbols, trade names, domain


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names, and corporate names (collectively, "TRADEMARKS"), together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, mailing lists, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) (collectively, "TRADE SECRETS"); (f) all computer software (including data and related documentation); (g) all other proprietary rights; (h) all copies and tangible embodiments thereof (in whatever form or medium); (i) any license regarding any of the foregoing; and (j) the right to bring suit for damages for past infringement of any of the foregoing.

      "IRS" has the meaning set forth in Section 3.9(a) of this Agreement.

      "JOINT AFFILIATE" means each Affiliate of Seller that carries on any part of the Canberra Business and any part of the Packard Business.

      "KNOWLEDGE" (a) when used with respect to the Seller or "KNOWLEDGE OF SELLER" of any particular fact or other matter shall be deemed to exist only where any person set forth on SCHEDULE 1.2(A) hereto has actual knowledge of such fact or other matter. SCHEDULE 1.2(A) hereto includes, among other persons, all officers of Seller who devote a substantial portion of their working time to the Canberra Business; or (b) when used with respect to Buyer, "KNOWLEDGE" of any particular fact or other matter shall be deemed to exist only where any person set forth on SCHEDULE 1.2(B) hereto has actual knowledge of such fact or other matter. SCHEDULE 1.2(B) hereto includes, among other persons, all officers of Buyer who ordinarily devote a substantial portion of their working time to the matters described in such reference.

      "LEASE" has the meaning set forth in Section 7.1(d) of this Agreement.

      "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for any Tax.

      "LICENSED SOFTWARE" has the meaning set forth in Section 3.11(g) of this Agreement.

      "MOST RECENT STATEMENT DATE" has the meaning set forth in Section 3.6 of this Agreement.

      "MOST RECENT STATEMENT OF NET ASSETS" has the meaning set forth in Section
3.6 of this Agreement.


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

      "NET ASSETS" means total Acquired Assets minus total Assumed Liabilities as of the relevant date calculated in accordance with GAAP consistently applied except as otherwise indicated.

      "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of Seller and the Canberra Affiliates with respect to the Canberra Business, consistent with past custom and practice (including with respect to quantity and frequency).

      "OWNED SOFTWARE" has the meaning set forth in Section 3.11(g) of this Agreement.

      "OWNED TRADE SECRETS" has the meaning set forth in Section 3.11(f) of this Agreement.

      "PACKARD"  shall  mean  Packard  Instrument  Company,   Inc.,  a  Delaware
corporation and a wholly-owned subsidiary of Seller.

      "PACKARD AFFILIATE" shall mean each Affiliate of Seller that owns, operates, or otherwise carries on any material portion of the Packard Business but does not own, operate or otherwise carry on any material portion of the Canberra Business.

      "PACKARD BUSINESS" means the business of designing, developing, manufacturing and marketing bioanalytical instruments and biochemicals, reagents, and related supplies and services for use in the life science research and drug discovery industries and related markets as conducted by any Seller Party.

      "PARTY" or "PARTIES" have the meaning set forth in the preface of this Agreement.

      "PERMITTED ENCUMBRANCES" shall mean (i) Encumbrances arising in the Ordinary Course of Business (including the encumbrances securing purchase money security interests or capitalized lease obligations for the purchase or lease of furniture, fixtures or equipment reflected in the Seller Financial Statements) that are in accordance with ordinary business terms consistent with past practice to the extent set forth or reserved in the Closing Date Statement of Net Assets or on SCHEDULE 1.3 of this Agreement, (ii) mechanics', warehouse, materialmen's or similar inchoate liens relating to liabilities not yet due and payable, (iii) easements, rights-of-way, encroachments, restrictions, leases, title defects, agreements, conditions and other similar encumbrances which, individually or in the aggregate, (A) are not substantial in character, amount or extent in relation to the applicable property and (B) do not materially detract from the use, utility or value of the applicable property or otherwise materially impair the present business operations at such locations, and (iv) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing foreclosure or enforcement of such liens and where adequate reserves are established and maintained in accordance with GAAP.

      "PERMITTED LIENS" has the meaning set forth in Section 3.5 of this Agreement.


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

      "PERSON" means an individual, a partnership (general or limited), a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "PROXY STATEMENT" has the meaning set forth in Section 5.1(i) of this Agreement.

      "PURCHASE PRICE" has the meaning set forth in Section 2.3 of this Agreement.

      "REAL PROPERTY" has the meaning set forth in Section 3.10(a) of this Agreement.

      "REAL PROPERTY DEEDS" has the meaning set forth in Section 2.6(c)(iii) of this Agreement.

      "SEC" has the meaning set forth in Section 5.1(i) of this Agreement.

      "SECTION 338(G) ELECTION" has the meaning set forth in Section 5.7(a)(iii) of this Agreement.

      "SECTION 338(H)(10) ELECTION" has the meaning set forth in Section 5.7(a) of this Agreement.

      "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, except for minor imperfections of title and liens which, individually or in the aggregate, are not substantial in amount, which do not detract from the property subject thereto or impair the use of the property in the Canberra Business.

       "SELLER" has the meaning set forth in the preface of this Agreement.

      "SELLER COMMON STOCK" means the common stock, $0.002 par value per share, of Seller.

      "SELLER CORPORATE NAMES" means any trade name, trademark, service mark, corporate name, registered name, assumed name, or other words or series of words used in any manner by Seller, Packard, any Canberra Affiliate, any Packard Affiliate, or any Joint Affiliate, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, other than Canberra, Canberra Industries, any variation or derivative thereof, and other trademarks and trade names set forth on SCHEDULE 3.11(B).

      "SELLER FINANCIAL STATEMENTS" has the meaning set forth in Section 3.6 of this Agreement.

      "SELLER INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.11(b) of this Agreement.


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

      "SELLER MATERIAL ADVERSE EFFECT" means a material adverse effect on the Canberra Business taken as a whole, or the financial condition, or the results of operations of the Canberra Business taken as a whole, or on the ability of Seller to consummate the transactions contemplated in this Agreement or in the other Transaction Documents; PROVIDED, HOWEVER, that Seller Material Adverse Effect shall not be deemed to include the impact of (a) any decline in the share price of Seller Common Stock; (b) the implementation of changes in GAAP or interpretations thereof, including, without limitation, changes in revenue recognition policies; (c) the settlement or other resolution of any tax deficiency or assessment disclosed in SCHEDULE 3.9 hereto; (d) changes in laws of general applicability or interpretations thereof by courts or other Authorities; or (e)(i) a decline in sales or (ii) a threatened or actual loss of business or employees except any employee identified on SCHEDULE 1.4 solely as a result of entering into or announcing or consummating the acquisition of the Canberra Business by Buyer.

      "SELLER PARTIES" means, collectively, the Seller, Canberra Affiliates, Joint Affiliates and any Affiliate of any of them. Seller Party shall have the correlative meaning.

      "SELLER STOCKHOLDER APPROVAL" has the meaning set forth in Section 5.1(h) of this Agreement.

      "SELLING JOINT AFFILIATE" means each of the Joint Affiliates identified in
SCHEDULE 3.5(B).

      "SELLING JOINT AFFILIATES' ASSETS" means only those certain assets of the Selling Joint Affiliates specifically listed opposite the name of each such Selling Joint Affiliate on SCHEDULE 3.5(B) hereto.

      "SYSTEMS" has the meaning set forth in Section 3.11(i) of this Agreement.

      "TAX" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii). "TAXES" shall have the correlative meaning.

      "TAX RETURN" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

      "TRANSACTION DOCUMENTS" means this Agreement, and every other instrument and document entered into in connection with this Agreement.

      "TRANSITION SERVICES AGREEMENT" has the meaning set forth in Section 7.1(e) of this Agreement.


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

                                    SECTION 2
                                BASIC TRANSACTION

      Section 2.1 PURCHASE AND SALE OF ASSETS. (a) Except as provided in Section 2.1(b), upon the Closing (as defined below) pursuant to this Agreement and subject to the terms of this Agreement, Buyer, directly or indirectly through any Affiliate or Affiliates, will purchase from Seller and Seller will sell, transfer, convey and deliver, or will cause to be conveyed and delivered, to Buyer, all of its right, title and interest in and to the Acquired Assets.

            (b) If for any reason Seller is unable to convey to Buyer, upon Closing, Seller's shares of Canberra-Packard Trading Corp., then Seller will sell, and Buyer will purchase, for additional consideration of One Dollar ($1), such shares as soon as reasonably practicable following the Closing; PROVIDED, HOWEVER, that the Parties hereby agree that Seller shall not be obligated to transfer such shares unless and until the shares have been registered by the Federal Securities Commission, if such registration is required by applicable Authority, and any other necessary approvals have been obtained from the applicable Authorities. Notwithstanding the foregoing, Seller shall use its best efforts (with no obligation to incur undue expense) and Buyer shall reasonably cooperate with Seller, to effect the foregoing, including, without limitation, obtaining all necessary approvals from applicable Authorities.

      Section 2.2 ASSUMPTION OF LIABILITIES. Upon the Closing pursuant to this Agreement and subject to the terms hereof, and in consideration of the purchase by Buyer of the Acquired Assets, Buyer shall assume and become responsible for all of the Assumed Liabilities pursuant to the Assumption. Buyer will not assume or have any responsibility, however, with respect to any obligation or liability of Seller not included within the definition of Assumed Liabilities.

      Section 2.3 PURCHASE PRICE. In consideration of the purchase by Buyer of the Acquired Assets, Buyer agrees to pay to Seller One Hundred Seventy Million Dollars ($170,000,000) in cash (the "PURCHASE PRICE"). The Purchase Price shall be paid in full at the Closing to Seller, by wire transfer of immediately available funds as instructed in writing by Seller. The Purchase Price shall be subject to adjustment as provided in Section 2.4 of this Agreement.

      Section 2.4 PURCHASE PRICE ADJUSTMENT.

            (a) Promptly (no later than ninety (90) days after the Closing Date) following the Closing Date, Seller shall prepare and deliver to the Parties a consolidated statement of Net Assets of Seller and the Canberra Affiliates with respect to the Canberra Business, inclusive of the Selling Joint Affiliates' Assets, as of the end of business on the Closing Date (together, the "CLOSING DATE STATEMENT OF NET ASSETS"). The Closing Date Statement of Net Assets shall be prepared on a basis consistent with the Most Recent Statement of Net Assets whether or not any changes in GAAP have occurred. Buyer shall cooperate with Seller, as reasonably requested by Seller, in connection with the preparation by Seller of the Closing Date Statement of Net Assets.

            (b) If, within forty-five (45) days following delivery of the Closing Date Statement of Net Assets, Buyer has not given Seller notice of its objection to the Closing Date Statement of Net Assets (such notice must contain a statement of the basis of Buyer's objection), then the Closing Date Statement of Net Assets shall be final and shall constitute the "FINAL STATEMENT OF NET ASSETS" under this Agreement. If Buyer gives such notice of objection, after good faith efforts by the Parties for no less than thirty (30) days after the delivery of the notice of objection to resolve any dispute, the issues in dispute will be submitted to Deloitte & Touche LLP for resolution (so long as Deloitte & Touche LLP is not rendering material services to, nor serving as the auditor of either Party, failing which, the Parties shall agree on a mutually acceptable accountant) (the "ACCOUNTANTS"). If issues in dispute are submitted to the Accountants for resolution, (i) each Party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that Party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both Parties by the Accountants within sixty (60) days of the date that the dispute is first submitted to the Accountants (or such later date as mutually agreed in writing by Buyer and Seller), will be binding and conclusive on the Parties and the resulting statement of net assets prepared by the Accountants shall constitute the "FINAL STATEMENT OF NET ASSETS" under this Agreement; and (iii) Buyer and Seller will each bear 50% of the fees of the Accountants for such determination.

            (c) The Purchase Price shall be reduced by the amount by which the Net Assets as reflected on the Most Recent Statement of Net Assets exceeds the Net Assets as reflected on the Final Statement of Net Assets. The Purchase Price shall be increased by the amount by which the Net Assets as reflected on the Final Statement of Net Assets exceeds the Net Assets as reflected on the Most Recent Statement of Net Assets. Any adjustment to the Purchase Price under this
Section 2.4 shall be promptly paid by wire transfer of immediately available funds as instructed by the Party entitled to such payment, and in no event shall such payment be made later than five (5) Business Days after the date that the Final Statement of Net Assets is determined under Section 2.4(b) of this Agreement.

      Section 2.5 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 at 10:00 a.m. within five (5) Business Days following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (the date of the Closing is referred to as the "CLOSING DATE").

      Section 2.6 DELIVERIES AT THE CLOSING. At the Closing, the following documents shall be executed and delivered and the following actions shall occur:

            (a)  Seller  shall  deliver  to  Buyer  the  various   certificates,
instruments, and documents referred to in Section 7.1 of this Agreement;

            (b)  Buyer  shall  deliver  to  Seller  the  various   certificates,
instruments, and documents referred to in Section 7.2 of this Agreement;

            (c) Seller shall execute, acknowledge (if appropriate), and deliver to Buyer (i) a bill of sale for the Acquired Assets (other than the Real Property) in the form of EXHIBIT A of this Agreement (the "BILL OF SALE"), (ii) assignments (including Intellectual Property transfer documents) in the forms of EXHIBIT B of this Agreement (the "ASSIGNMENT DOCUMENTS"), (iii) a deed in proper form for recording so as to convey title to the Real Property as required by this Agreement (the "REAL PROPERTY DEEDS"); and (iv) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel have reasonably requested for the sale, transfer, conveyance and assignment of the Acquired Assets free and clear of all Security Interests, other than as specifically agreed upon in this Agreement;

            (d) Buyer shall execute, acknowledge (if appropriate), and deliver to Seller (i) an assumption of the Assumed Liabilities in the form of EXHIBIT C of this Agreement (the "ASSUMPTION"), and (ii) such other instruments of assumption as Seller and its counsel have reasonably requested; and

            (e) Buyer shall deliver to Seller the Purchase Price as specified in
Section 2.3 of this Agreement.

      Section 2.7 ALLOCATION OF PURCHASE PRICE. The consideration paid by Buyer to Seller pursuant to this Agreement shall be allocated among the Acquired Assets as Seller and Buyer shall agree in writing prior to the Closing or as soon thereafter as practicable. Such consideration shall first be allocated among the Acquired Assets, treating the stock or other interests in each of the Canberra Affiliates as a separate asset. Any amount so allocated to the stock or other interests in Canberra Affiliates that are classified as partnerships for federal income tax purposes shall be further allocated among the assets of such Canberra Affiliate in accordance with the principles of Section 755 of the Code and Buyer, in its sole and absolute discretion, shall have the right to cause such Canberra Affiliate to make an election under Section 754 of the Code. Any amount so allocated to the stock or other interests in Canberra Affiliates that are classified as disregarded entities for federal income tax purposes shall be further allocated among the assets of such Canberra Affiliate in the same class as all other Acquired Assets, as hereafter provided. Any amount so allocated to the stock in Canberra Affiliates as to which a Section 338(h)(10) Election and/or a Section 338(g) Election is made shall be further allocated in accordance with the regulations under Section 338 of the Code. The allocation of the Purchase Price was bargained and negotiated for, and each Party agrees to report the transactions contemplated by this Agreement for income tax purposes (including, without limitation, for purposes of Sections 1060 and 338 of the Code, as applicable) in a manner consistent with the agreed upon allocation and in accordance with all applicable rules and regulations, and to take no position inconsistent with such allocation in any income tax-related examination or other proceeding. Each of Buyer and Seller shall timely file the appropriate forms completed in a manner consistent with the foregoing in accordance with the requirements of Section 1060 of the Code.

                                    SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller on behalf of itself, the Canberra Affiliates and each Selling Joint Affiliate, as applicable, represents and warrants to Buyer that each of the statements set forth below (i) is true and correct in all respects as of the date of this Agreement and (ii) will be true and correct in all respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3). Such representations, warranties, covenants and agreements constitute a material inducement to Buyer to enter into this Agreement, to enter into the other Transaction Documents to purchase the Acquired Assets, to assume the Assumed Liabilities and to consummate the other transactions contemplated by this Agreement and by all other Transaction Documents.

      Section 3.1 ORGANIZATION.

            (a) Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Seller has all requisite power to own, lease and operate the Acquired Assets and to carry on the Canberra Business. Other than as listed on SCHEDULE 3.1(A) of this Agreement, Seller neither owns nor leases any real property nor has any employees, sales representatives, agents or inventory in any jurisdiction in which the nature of the Canberra Business or the locations of the Acquired Assets requires qualification or licensing to do business as a foreign corporation, except where the failure to so qualify or become licensed would not, either individually or in the aggregate, have a Seller Material Adverse Effect. Seller is duly qualified or authorized to do business as a foreign corporation and is in good standing as a foreign corporation under the laws of each jurisdiction in which it leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where any failure so to be qualified or authorized, either individually or in the aggregate, would not have a Seller Material Adverse Effect.

            (b) Subject to the fourth sentence of subsection 3.1(c) below,
SCHEDULE 3.1(B) hereto contains a complete list of each Canberra Affiliate, the state or other jurisdiction of its organization and any country outside of the United States in which it conducts any material portion of its operations. Each Canberra Affiliate is a corporation duly incorporated, or a limited liability company duly formed, validly existing, and in good standing under the laws of its incorporation or formation. Each Canberra Affiliate has all requisite power to own, lease and operate its assets and to carry on the portion of the Canberra Business carried on by it. Other than as listed on SCHEDULE 3.1(B) of this Agreement, each Canberra Affiliate neither owns nor leases any real property nor has any employees, sales representatives, agents or inventory in any jurisdiction in which the nature of its business or the location of its assets requires such Canberra Affiliate to obtain qualification or licensing to do business as a foreign entity, except where the failure to so qualify or become licensed would not, either individually or in the aggregate, have a Seller Material Adverse Effect. Each Canberra Affiliate is duly qualified or authorized to do business as a foreign corporation or limited liability company as the case may be and is in good standing as a corporation or limited liability company under the laws of each jurisdiction in which it leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where any failure so to be qualified or authorized, either individually or in the aggregate, would not have a Seller Material Adverse Effect.

            (c) SCHEDULE 3.1(C) hereto sets forth a complete list of each Joint Affiliate, the state or other jurisdiction of its organization and any country outside of the United States in which it conducts any material portion of its operations related to the Canberra Business. Each such Joint Affiliate is a corporation duly incorporated, or a limited liability company duly formed, validly existing, and in good standing under the laws of its incorporation or formation. Each Joint Affiliate has all requisite power to own, lease and operate its assets and to carry on the portion of the Canberra Business carried on by it. Prior to the Closing Date, Canberra-Packard Benelux NV (Belgium) will have transferred and conveyed to one or more Packard Affiliates certain assets of the Packard Business, and Canberra Semiconductor NV (Belgium) will have transferred and conveyed to one or more Packard Affiliates the capital stock of certain other Packard Affiliates, so that, in each case, such entities will be Canberra Affiliates on and as of the Closing Date for all purposes of this Agreement. Other than as listed on SCHEDULE 3.1(C) of this Agreement, each Joint Affiliate neither owns nor leases any real property nor has any employees, sales representatives, agents or inventory in any jurisdiction in which the nature of its business or the location of its assets requires such Joint Affiliate to obtain qualification or licensing to do business as a foreign entity, except where the failure to so qualify or become licensed would not have a Seller Material Adverse Effect. Each Joint Affiliate is duly qualified or authorized to do business as a foreign corporation or limited liability company as the case may be and is in good standing as a corporation or limited liability company under the laws of each jurisdiction in which it leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where any failure so to be qualified or authorized, either individually or in the aggregate, would not have a Seller Material Adverse Effect.

            (d) Except as set forth on SCHEDULE 3.1(D) hereto, Seller is the direct record and beneficial owner of all of the issued and outstanding capital stock, membership interests, or other ownership interests of each Canberra Affiliate and each Joint Affiliate.

      Section 3.2 AUTHORIZATION OF TRANSACTION. Seller has full corporate power and authority to execute and deliver this Agreement, and Seller and each Selling Joint Affiliate has full corporate power and authority to execute and deliver the other Transaction Documents to which each, respectively, is a party and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and the other Transaction Documents has been duly authorized by all necessary corporate action of Seller. The execution, delivery and performance of the other Transaction Documents has been, or, prior to the Closing, will be, duly authorized by all necessary corporate action, as the case may be, of each Selling Joint Affiliate. This Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or law).

      Section 3.3 NONCONTRAVENTION; CONSENTS.

            (a) Except as itemized in SCHEDULE 3.3(A), SCHEDULE 3.3(B), SCHEDULE 3.24(A) or SCHEDULE 3.24(B), neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the execution, delivery and performance of the assignments, assumptions and the other documents referred to in Section 2 of this Agreement), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Authority to which any Seller Party is subject or any provision of the certificate of incorporation, bylaws or other organizational document of any Seller Party or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require the consent or agreement of any other party to, any agreement, contract, lease, license, consent, instrument, or other arrangement (including without limitation, any contract, license, instrument, right or other arrangement by which any Seller Party, uses or has the right to use any Intellectual Property) to which any Seller Party is a party or by which any Seller Party is bound or to which any of the Acquired Assets are subject (or result in the imposition of any Security Interest upon any of the Acquired Assets) unless the violation, conflict, breach, default, acceleration, termination, modification, cancellation, Security Interest or failure to obtain such consent either individually or together with other such events, would not have a Seller Material Adverse Effect.

            (b) Except as itemized in SCHEDULE 3.3(B), no Seller Party is obligated to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Authority in order for the Parties to consummate the transactions contemplated by this Agreement (including, without limitation, the execution, delivery and performance of the assignments and assumptions referred to in Section 2 of this Agreement), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have, either individually or in the aggregate, a Seller Material Adverse Effect.

      Section 3.4 BROKERS' FEES. Other than as set forth in SCHEDULE 3.4, no Seller Party has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer or any Canberra Affiliate could become liable or obligated.

      Section 3.5 ACQUIRED ASSETS; TITLE TO ASSETS. (a) The Acquired Assets (together with the rights, services and other benefits to be provided to Buyer pursuant to the Transition Services Agreement) together with the Excluded Assets comprise all assets, real or personal, tangible or intangible, used in or otherwise required for the continued conduct of the Canberra Business by Buyer as now being conducted. Except as set forth on SCHEDULE 3.5(A), Seller (or a Selling Joint Affiliate, as appropriate) has good and valid title to or is the beneficial owner of, or has a valid leasehold interest in, or the right to use, as the case may be, the properties and assets used by it, located on its premises, or shown on the Most Recent Statement of Net Assets or acquired after the date thereof, which are included in the Acquired Assets, free and clear of all Security Interests other than the Security Interests assumed by Buyer as set forth in the Assumption or any Encumbrances released prior to Closing (the "PERMITTED LIENS"), except for properties and assets disposed of in the Ordinary Course of Business for fair value since the date of the Most Recent Statement of Net Assets. On the Closing Date, Buyer will receive good and valid title to, or a valid leasehold interest in, or the right to use, as the case may be, each of the Acquired Assets, free and clear of any Security Interest or restriction on transfer (except for Permitted Liens and except for Security Interests and restrictions on transfer imposed as a result of actions or agreements of Buyer).

            (b) Notwithstanding anything to the contrary contained herein, Buyer acknowledges that, in connection with that certain $100,000,000 Amended and Restated Credit Agreement, dated August 17, 2000, by and among Seller, Banc of America Securities LLC, as Sole Lead Arranger and Book Manager, Fleet National Bank, as Syndication Agent, General Electric Capital Corporation, as Document Agent, and Bank of America, N.A., as Administrative Agent, Seller has granted a lien on all of its assets to lenders thereunder (the "BOA LIEN").

                  (i) The Canberra Affiliates comprise all of the Affiliates of Seller that own, operate or otherwise carry on any of the Canberra Business, but do not, or in the case of Canberra-Packard Benelux NV (Belgium) and Canberra Semiconductor NV (Belgium), will not immediately prior the Closing Date, own, operate, or otherwise carry on any material part of the Packard Business.

                  (ii) The Selling Joint Affiliates are each identified in
SCHEDULE 3.5(b). The Joint Affiliates comprise all of the Affiliates of Seller that own, operate or otherwise carry on any of the Canberra Business and any material part of the Packard Business. SCHEDULE 3.5(B) sets forth a complete list of the specific assets of each Selling Joint Affiliate included in the Acquired Assets.

            (c) Except as disclosed in SCHEDULE 3.5(C), none of the Canberra Business is conducted other than through Seller, the Canberra Affiliates or the Selling Joint Affiliates; no assets other than the Selling Joint Affiliates' Assets or Excluded Assets are used by the Joint Affiliates in owning, operating or otherwise carrying on the Canberra Business.

      Section 3.6 FINANCIAL STATEMENTS. Attached to this Agreement as SCHEDULE
3.6 are the following financial statements (collectively, the "SELLER FINANCIAL STATEMENTS") of Seller: (a) the unaudited internally prepared consolidated statement of Net Assets of Seller and the Canberra Affiliates, inclusive of the Selling Joint Affiliates' Assets, as of August 31, 2000 (the "MOST RECENT STATEMENT OF NET ASSETS"); and (b) the unaudited internally prepared statements of operations for the Canberra Business for the calendar year ended December 31, 1999, and for the eight (8) month period ended August 31,

2000 (the "MOST RECENT STATEMENT DATE"). The Seller Financial Statements have been prepared in accordance with the books and records of Seller and the same accounting principles as were used in the preparation of Seller's audited consolidated financial statements, which audited consolidated financial statements were prepared in accordance with GAAP and such Most Recent Statement of Net Assets fairly presents the Net Assets of the Canberra Business at the dates indicated and such statements of operations fairly present the results of operations of the Canberra Business for the periods indicated.

      Section 3.7 EVENTS SUBSEQUENT TO MOST RECENT STATEMENT DATE. Except as set forth on SCHEDULE 3.7, since the Most Recent Statement Date there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect. Without limiting the generality of the foregoing, since that date and except as set forth on SCHEDULE 3.7, none of the Seller Parties, alone or in the aggregate, has taken any of the following actions with respect to the Canberra Business (it being understood and agreed that nothing herein shall be construed as a representation or warranty about, or as in any way limiting or restricting actions by any Seller Party in regard to the Packard Business or any assets or rights not included in the Acquired Assets and that shall have no adverse effect on the Canberra Business):

            (a) Except in the Ordinary Course of Business and for fair value, sold, leased, transferred, or assigned to any third party any assets material (individually or in the aggregate) to the Canberra Business, tangible or intangible, incurred any liabilities, other than liabilities incurred in the Ordinary Course of Business, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to any of the Acquired Assets or the Canberra Business;

            (b) Entered into any material agreement, contract, lease, or license not set forth on SCHEDULE 3.14(A);

            (c) Accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, permit or license to which it is a party or by which it or any of the Acquired Assets is bound or any contract, commitment or arrangement identified in SCHEDULE 3.14(A) (nor has any other party thereto taken any such action);

            (d) Imposed any Security Interest upon any of the Acquired Assets;

            (e) Made capital expenditures or commitments or contracts for capital expenditures totaling in the aggregate more than $1,000,000;

            (f) Made any capital investment in any other Person;

            (g) Created, incurred, assumed, or guaranteed more than $100,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

            (h) Granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

            (i) Issued, sold, or otherwise disposed of any shares (or other equity or ownership interests) in any Canberra Affiliate, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of such shares (or other equity or ownership interests);

            (j) Experienced any damage, destruction, or loss (whether or not covered by insurance) to any item or items carried on its books of account, which damage, destruction or loss, individually or in the aggregate shall exceed $100,000, or suffered any repeated, recurring, or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct the Canberra Business;

            (k) Except in the Ordinary Course of Business, made any loan to, or entered into any other transaction with, any Hired Employees, except to the extent the same would not, either individually or in the aggregate, have any effect on the Canberra Business;

            (l) Entered into any employment contract or collective bargaining agreement, written or oral, with respect to the Hired Employees or modified the terms of any existing such contract or agreement or received notice or had Knowledge of any actual or threatened labor trouble, strike, or other material occurrence, event, or condition of any similar character;

            (m) Other than in the Ordinary Course of Business, granted any increase in compensation to any of the Hired Employees;

            (n) Adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the Hired Employees (nor has any such action with respect to any other employee benefit plan or arrangement been taken);

            (o) Made any other material change in employment terms for any of the Hired Employees;

            (p) Failed to maintain in full force and effect insurance comparable in amount and scope to coverage maintained by it as of the Most Recent Statement Date or required pursuant to any material agreement, instrument or document to which it is a party; or

            (q) Settled, released or forgiven any claim or litigation or waived any right with a value of greater than $25,000 in any instance.

      Section 3.8 LEGAL COMPLIANCE. The Seller Parties have complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of any Authority to the extent related to the Canberra Business, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them or, to the Knowledge of the Seller, threatened, alleging any failure so to comply, except where any failure to so comply either individually or in the aggregate would not have a Seller Material Adverse Effect.

      Section 3.9 TAXES. Except as set forth on SCHEDULE 3.9:

            (a) The Seller Parties have timely filed all required Tax Returns due (after taking into account extensions duly obtained) on or before the Closing Date, and all Taxes due on or before the Closing Date have been paid, provided for in reserves, properly protested or will be so paid, reserved for or protested, except where the failure to take any action set forth in this sentence would not result in any Security Interest on the Acquired Assets other than a Permitted Lien, would not materially adversely affect the Canberra Business and would not result in Buyer becoming liable therefor. Adequate reserves or accruals for all Taxes not yet due and payable, or being contested in good faith, have been provided in the Most Recent Statement of Net Assets and will be provided in the Closing Date Statement of Net Assets. No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), has been executed or filed with the Internal Revenue Service (the "IRS") or any other taxing Authority by or on behalf of Seller or any Canberra Affiliate.

            (b) No deficiencies have been asserted or assessments made in writing as a result of any examinations by the IRS or any other taxing Authority of the Tax Returns of or covering or including Seller or any Canberra Affiliate and there are no other audits or investigations by any taxing Authority in progress, nor has Seller or any Canberra Affiliate received any written notice from any taxing Authority that it intends to conduct such an audit or investigation.

            (c) No Canberra Affiliate is a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

            (d) No foreign Canberra Affiliate is a passive foreign investment company as defined in Section 1297 of the Code.

      Section 3.10 REAL PROPERTY.

            (a) SCHEDULE 3.10(A) hereto lists all real property owned by any Seller Party that is used in the Canberra Business (the "REAL PROPERTY") by legal description and by common street description and by owner. Except as set forth in SCHEDULE 3.10(A), Seller (or a Canberra Affiliate, as appropriate) has good and marketable title to all of the Real Property which it purports to own, except for Permitted Encumbrances. No Seller Party's use of the Real Property and conduct thereon of the Canberra Business violates any law, rule, regulation or zoning or use ordinance of any Authority in any material respect.

            (b) SCHEDULE 3.10(B) lists and describes briefly all real property leased or subleased to any Seller Party that is used in the Canberra Business. Except as set forth on SCHEDULE 3.10(B), no such leases and subleases are required to be assigned hereunder or any such assignment may be made by the lessee or sublessee without the consent or agreement of any other Person. Seller has delivered or made available to Buyer correct and complete copies of the leases and subleases listed in SCHEDULE 3.10(B) (as amended to date). With respect to each lease and sublease listed in SCHEDULE 3.10(B), the lease or sublease is in full force and effect and enforceable against the landlord or sublandlord thereunder in all material respects, all rent and other amounts due and payable to date have been paid, the lessee or sublessee thereunder is not in material breach or default, and, to the Knowledge of Seller, no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder.

      Section 3.11 INTELLECTUAL PROPERTY.

            (a) Except as disclosed on SCHEDULE 3.11(A) of this Agreement, no Seller Party's use of the Intellectual Property included in the Acquired Assets or manufacture, use, sale, offer for sale, import/export, lease, reproduction, distribution or display of any products, systems or services in connection with the Canberra Business has interfered with, infringed upon, misappropriated, or violated or, to the Knowledge of Seller, will interfere with, infringe upon, misappropriate or violate any Intellectual Property rights of third parties in any material respect. Except as disclosed in SCHEDULE 3.11(A), to the Knowledge of Seller after reasonable inquiry, no third party has interfered with, infringed upon, misappropriated, or violated or has threatened to interfere with, infringe upon, misappropriate or violate any material Intellectual Property right of the Canberra Business in any material respect.

            (b) Other than Seller Corporate Names, Owned Software, COTS Software and Excluded Assets, SCHEDULE 3.11(B) identifies each: (i) patent, Trademark, service mark, maskwork or copyright (whether foreign or domestic) used in or necessary for the operation of the Canberra Business as conducted which has been issued to, or registered in, the name of any Seller Party or is beneficially owned by any Seller Party; (ii) pending patent, Trademark, service mark, maskwork or copyright application or application for registration (whether foreign or domestic) which any Seller Party has made or which has been made for the benefit of any Seller Party with respect to any of the Intellectual Property used in or necessary for the operation of the Canberra Business; (iii) license, sublicense, agreement, or other contract or other permission, whether written or oral, pursuant to which any Seller Party has granted to any other party (including any other Affiliate) any rights with respect to any of its Intellectual Property used in or necessary for the operation of the Canberra Business (together with any exceptions); and (iv) unregistered Trademark, service mark, maskwork, copyright or Trade Secret with respect to any of the Intellectual Property that is material to and used in or otherwise necessary for the operation of the Canberra Business as currently conducted (collectively, "SELLER INTELLECTUAL PROPERTY"). SCHEDULE 3.11(B) identifies the owner of each item of Seller Intellectual Property and the nature of any Seller Party's interest therein. Seller has delivered or made available to Buyer correct and complete copies of all patents, registrations and pending applications relating to registration of patents, Trademarks, service marks, maskworks, copyrights and other Intellectual Property, licenses, agreements, and permissions (as amended to date) itemized in
SCHEDULE 3.11(B).

            (c) With respect to each item of Seller Intellectual Property, except as set forth in SCHEDULE 3.11(C):

                  (i) Seller (or, as applicable, a Canberra Affiliate or Joint Affiliate) possesses all right, title, and interest in and to, or has the right to use, without payment to any Person, the item, free and clear of any Security Interest (other than Permitted Liens), license, or other restriction;

                  (ii) Each item, application, registration or grant is valid, subsisting, in proper form and enforceable, and has been duly maintained;

                  (iii) The Person designated as the owner of each patent, registered Trademark, service mark, maskwork or copyright or pending application therefor so itemized on SCHEDULE 3.11(B) currently is listed in the records of the appropriate United States or European Union or other foreign governmental Authority as the sole owner of record of each such patent, registered Trademark, service mark, maskwork, or copyright or pending application therefor;

                  (iv) The item application, registration or grant is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (v) The patent, registered Trademark, registered service mark, registered copyright or pending application therefor or for a maskwork so itemized has not lapsed, expired or been abandoned;

                  (vi) After the Closing, Buyer will own all of the right, title and interest in and to the item application, registration or grant with full right to enforce it in its own name to the same extent as the applicable Seller Party; and

                  (vii) No action, suit, proceeding, hearing, charge, complaint, claim, or demand is pending before any Authority or, to the Knowledge of Seller, is threatened, which relates to the item or application, registration or grant therefor.

            (d) SCHEDULE 3.11(D) identifies each item of Intellectual Property other than COTS Software or Excluded Assets that any Person other than a Seller Party owns and that is used in or necessary for the operation of the Canberra Business pursuant to a license, sublicense, agreement, or other form of valid permission except such items as are not material, either individually or in the aggregate, to the operation of the Canberra Business. Except as set forth on
SCHEDULE 3.11(D), with respect to each item of Intellectual Property required to be identified in SCHEDULE 3.11(D):

                  (i) The license, sublicense, agreement, or permission covering the item is, with respect to Seller (or, as appropriate, a Joint Affiliate or Canberra Affiliate), legal, valid, binding, enforceable, and in full force and effect in all material respects and, with respect to the other party or parties thereto, to the Knowledge of Seller, is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                  (ii) No Seller Party that is party to the license, sublicense, agreement, or permission is in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default by a Seller Party or permit termination, modification, or acceleration thereunder by any party thereto other than a Seller Party; to the Knowledge of Seller, no party thereto other than a Seller Party is in material breach thereof and no event has occurred which with notice or lapse of time would constitute a material breach or default by a party other than a Seller Party or permit termination, modification, or acceleration thereunder by any Seller Party;

                  (iii) For those items required to be identified on SCHEDULE 3.11(D), a true and correct copy of the license, sublease, agreement or permission has been provided to Buyer;

                  (iv) After the Closing, the rights granted under each license, sublicense, agreement or permission will be exercisable by Buyer to the same extent as exercisable by Seller (or, as appropriate, a Joint Affiliate or a Canberra Affiliate) prior to the Closing;

                  (v) No party to the license, sublicense, agreement, or permission has repudiated any material provision thereof; and

                  (vi) Other than as set forth in SCHEDULE 3.11(D), no Seller Party has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

            (e) The Acquired Assets include all Seller Intellectual Property and other Intellectual Property described in subsections (d) and (g), and the Seller Intellectual Property, including Owned Trade Secrets and other Intellectual Property described in subsections (d) and (g), constitutes all of the Intellectual Property used in or necessary for the conduct of the Canberra Business as currently conducted, excluding Seller Corporate Names, COTS Software and Excluded Assets and such other items of Intellectual Property as are not, individually or in the aggregate, material thereto.

            (f) Each Seller Party has taken reasonable precautions in accordance with standard industry practice to protect the secrecy, confidentiality and value of all Trade Secrets related to the Canberra Business (collectively, "OWNED TRADE SECRETS"). Except as may be set forth in SCHEDULE 3.11(F), there has been no disclosure by any Seller Party of material confidential information related to the Canberra Business or other Owned Trade Secrets to any other person, except in the Ordinary Course of Business and subject to restrictions that are reasonable, appropriate and practicable in the circumstances and that have been complied with in all material respects.

            (g) SCHEDULE 3.11(G) sets forth a complete and accurate list of (i) all software that is owned exclusively by any Seller Party or Seller Parties and otherwise is material to the operation of the Canberra Business (collectively, the "OWNED SOFTWARE"), and (ii) all software that is used by any Seller Party or Seller Parties in the Canberra Business that is not exclusively owned by such Seller Party (collectively, the "LICENSED SOFTWARE"), except for software available on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than Ten Thousand Dollars ($10,000) (collectively, "COTS SOFTWARE") or software that is an Excluded Asset. Except as may be set forth on SCHEDULE 3.11(G):

                  (i) Seller, the Joint Affiliates, or the Canberra Affiliates are the owners of all right, title and interest in and to all Owned Software, including without limitation all copyrights, Trade Secrets and other Intellectual Property rights relating thereto, in each case free and clear of any Security Interest (other than Permitted Liens), and Seller and its Affiliates have not received any written notice or claim challenging Seller's and its Affiliates' ownership of any of the Owned Software or any Intellectual Property rights relating thereto, or asserting that any other person has any material claim of ownership with respect thereto;

                  (ii) No Seller Party has granted to any Person any right, license or permission to distribute any Owned Software used in the Canberra Business;

                  (iii) Seller and its Affiliates have treated the source code of the Owned Software used in the Canberra Business, and the data associated therewith, as confidential and proprietary business information, and have taken reasonable steps to protect the same as trade secrets of Seller and its Affiliates including through appropriate confidentiality undertakings in any licenses of source code granted to customers of the Canberra Business that are reasonable, appropriate and practicable in the circumstances.

            (h)   Except as set forth in SCHEDULE 3.11(H):

                  (i) All current employees and consultants of any Seller Party whose duties or responsibilities relate to the Canberra Business have entered into valid, binding and enforceable confidentiality, non-competition and invention assignment agreements with Seller or the Canberra Affiliates in substantially the form provided to Buyer with exceptions that are not material and, over the past five years, each Seller Party has had in place policies requiring the execution by all employees and consultants of similar agreements and in substantially all cases, without material exception, has enforced such policies;

                  (ii) To the Knowledge of Seller, no employee or consultant of any Seller Party is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would materially interfere with the use of his or her best efforts to carry out his or her duties to any Seller Party, which restriction, individually or together with any and all other such restrictions, is material to the Canberra Business; and

                  (iii) To the Knowledge of Seller, (a) the carrying on of the Canberra Business by employees and consultants of the Seller Parties and
      (b) the continued conduct by any Person of the Canberra Business as presently conducted or as conducted at any time during the period covered by the Seller Financial Statements through the date hereof, will not result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract or agreement under which any of such employees or consultants are obligated.

            (i) Products made by any Seller Party for use in or sale by the Canberra Business and in which software is embedded or incorporated are free of any disabling codes or instructions (a "DISABLING CODE"), and any virus or other intentionally created, undocumented contaminant (a "CONTAMINANT"), that may, or may be used to, access, modify, delete, damage or disable any Systems or that may result in damage thereto and (ii) its internal computer systems (consisting of hardware, software, databases or embedded control systems, "SYSTEMS") are free from Disabling Codes and Contaminants. Except as may be set forth on
SCHEDULE 3.11(I), Seller has in place reasonable disaster recovery plans, procedures and facilities and has taken reasonable steps to safeguard its Systems and restrict unauthorized access thereto.

      Section 3.12 TANGIBLE ASSETS. The buildings, machinery, equipment, and other tangible assets that any Seller Party owns, leases or uses in the Canberra Business are free from material defects, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

      Section 3.13 INVENTORY. The inventory of the Seller Parties to be purchased by Buyer as Acquired Assets consists of raw materials, work-in-progress, supplies and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured and none of which is slow moving, obsolete, damaged or defective, subject to the reserve for inventory writedown reflected in the inventory account in the Most Recent Statement of Net Assets as adjusted for operations and transactions through the Closing Date in accordance with past custom and practice.

      Section 3.14 CONTRACTS. (a) Except for Excluded Assets, SCHEDULE 3.14(A) lists the following contracts and other arrangements, commitments or agreements that are currently in effect and to which any Canberra Affiliate is a party, or by which it or any of the Acquired Assets is bound or to which any other Seller Party is a party and which relates to the Canberra Business or any Acquired
Asset:

                  (i) Any written agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

                  (ii) As of November 9, 2000 (and will list as of the third day preceding the Closing Date), any written agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000 (in the aggregate in the case of any group of related agreements);

                  (iii) Any material written agreement concerning a partnership, joint venture, or cooperative research and development;

                  (iv)  Any  written   agreement  for  sales   distribution   or
representation with respect to products or services;

                  (v) Any written agreement concerning confidentiality, invention assignment or non-competition, with any employee of a Seller Party (other than the standard form agreements contained in Seller's employee manual furnished to Buyer or substantially similar agreements or standard invention assignment executed in connection with any patent application);

                  (vi) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of current or former directors, officers, or employees of Seller or any Canberra Affiliate;

                  (vii) Any agreement for the employment or consultancy of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or for periods greater than one year or providing material severance benefits;

                  (viii) Any written agreement (or group of related agreements) under which Seller or any Canberra Affiliate has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000; or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (ix) Any agreement under which Seller or any Canberra Affiliate has advanced or loaned (or agreed to advance or loan) any amount to any of its directors, officers, or employees, which advance or loan constitutes an Acquired Asset; and

                  (x) Any other written agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000 (or in the aggregate with respect to any group of related agreements).

Seller has delivered or made available to Buyer a correct and complete copy of each agreement listed in SCHEDULE 3.14(A) (as amended to date).

            (b) Except as set forth on SCHEDULE 3.14(B), with respect to each such agreement that is to be assigned to Buyer pursuant to the terms of this
Agreement: (A) the agreement is assignable without the consent of any other Person, and is legal, valid, binding, enforceable, and in full force and effect in all material respects against Seller (or, such other Seller Party that is a party thereto) and, to the Knowledge of Seller, against the other party(ies) thereto; (B) Seller (or, such other Seller Party that is a party thereto) is not, and, to the Knowledge of Seller no other party is, in material breach or default, and, to the Knowledge of Seller, no event has occurred (or will occur by consummation of the transactions contemplated hereby) which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under such agreement; and (C) no party has repudiated in writing any material provision of such agreement or has expressed in writing an intent to so repudiate.

      Section 3.15 INSURANCE. All of the Acquired Assets and the Canberra Business through the Closing Date are covered by such fire, casualty, environmental liability, and other insurance policies issued by reputable insurers as are customarily obtained to cover comparable properties, assets and businesses by businesses in the region in which the Acquired Assets are located, in amounts, scope, and coverage which are reasonable in light of existing conditions. With respect to each such insurance policy: (i) to the Knowledge of Seller, the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) no Seller Party and, to the Knowledge of Seller, no other party to the policy, is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) to the Knowledge of Seller, no party to the policy has repudiated any material provision thereof. Such insurance policies include all insurance coverage that Seller (or, as the case may be another Seller Party) is required to have in place with respect to the Canberra Business pursuant to license agreements or any other contracts or agreements, and each such policy is in full force and effect for the amounts and types of coverage and for the insured parties as required by such agreements or contracts.

      Section 3.16 LITIGATION. SCHEDULE 3.16 sets forth each instance in which any Seller Party, in connection with any Acquired Asset or the Canberra
Business: (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge pending before any Authority; or (b) is a party or, to the Knowledge of Seller, is threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any Authority, arbitrator or mediator, except with respect to clause (b) where any such matter, alone or together with all such matters in the aggregate, has not had, and is not reasonably likely to have, a Seller Material Adverse Effect.

      Section 3.17 PRODUCT WARRANTY. The products of the Canberra Business, including, without limitation, such goods sold and manufactured, services rendered (whether related or unrelated to such goods), in each case, sold, leased, and delivered by any Seller Party have conformed in all material respects with all applicable contractual commitments and all express and implied warranties and government regulations and, to the Knowledge of Seller, except as expressly assumed under ongoing service contracts or product installations, no Seller Party has any material Liability for replacement or repair of defective products (including, without limitation, such goods and services) or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Most Recent Statement of Net Assets as adjusted for operations and transactions through the Closing Date in accordance with past custom and practice. All of the products (including, without limitation, such goods and services) manufactured, sold, leased, and delivered, rendered or otherwise provided by Seller or any Canberra Affiliate as part of the Canberra Business are subject to standard terms and conditions of sale or lease.

      Section 3.18 PRODUCT LIABILITY. To the Knowledge of Seller, no Seller Party has any material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold or leased, or as a result of any service rendered, including, without limitation, goods sold and services rendered (whether related or unrelated to such goods) in connection with the Canberra Business. Without limiting the generality or effect of the foregoing or any other provision hereof, all claims or allegations asserted within the past three years that any product manufactured, sold or leased or service rendered by any Seller Party (including, without limitation, such goods and related or unrelated services) in the conduct of the Canberra Business caused any injury or harm to any Person including, without limitation, all such claims and allegations relating to failure to warn, or similar matters are described on SCHEDULE 3.18.

      Section 3.19 EMPLOYEES. SCHEDULE 3.19 hereto lists all of the employees of any Seller Party engaged primarily in the Canberra Business other than general corporate employees of Seller that are not Hired Employees ("CANBERRA EMPLOYEES"), including for each such employee his or her (i) date of hire, (ii) compensation, (iii) position, (iv) employment status (E.G., active, authorized leave of absence, layoff, disability), and (v) employer if other than Seller. Except as disclosed in SCHEDULE 3.19, to the Knowledge of Seller, no executive, key employee, or significant group of Canberra Employees plans to terminate employment with any Seller Party during the next 12 months. Except as disclosed in SCHEDULE 3.19, there currently exists no contract, agreement, understanding or arrangement with any Seller Party pursuant to which any current or former Canberra Employee has (or, upon termination of employment by any Seller Party, execution and delivery of this Agreement or the consummation of the transactions contemplated herein, would have) any right to severance, termination, change in control or other similar payments. Except as listed on SCHEDULE 3.19 hereto, no Seller Party is a party to or bound by any collective bargaining agreement or any arrangement with or commitment to any labor union or guild with respect to any group of Canberra Employees, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute with respect to Canberra Employees within the past three years. No Seller Party has committed any material unfair labor practice in connection with the Canberra Business. To the Knowledge of Seller, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to Canberra Employees. No Seller Party has experienced a "plant closing" or "mass layoff" with respect to Canberra Employees within the meaning of the Worker Adjustment Retraining and Notification Act, as amended ("WARN") or any comparable employment action under any state law similar to WARN.

      Section 3.20 EMPLOYEE BENEFITS.

            (a) SCHEDULE 3.20(A) sets forth a complete and accurate list of all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are maintained, administered or contributed to by any Seller Party that is a member of a "controlled group" of which Seller is a member or under "common control" with Seller within the meaning of Section 414(b), (c), (m) and (o) of the Code or
Section 4001 of ERISA (an "ERISA AFFILIATE") and currently covers any Canberra Employee (collectively, the "EMPLOYEE PLANS"). Seller has delivered to Buyer true and complete copies of each such Employee Plan, the most current summary plan description for each such Employee Plan, the most recent Form 5500 (including any applicable schedules with respect thereto), the most recent financial report (if applicable), and the most recent Internal Revenue Service determination letter (if applicable) for such plan.

            (b) SCHEDULE 3.20(B) lists (or, in the case of an unwritten contract, arrangement or policy, describes) each employment, severance pay, continuation pay or termination pay, or other similar contract, arrangement or policy and each plan or arrangement providing for health, medical, life or other welfare benefit coverage, disability benefits or vacation benefits or providing for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation which (i) is not an Employee Plan, (ii) is maintained, administered or contributed to by any Seller Party and (iii) currently covers any Canberra Employee (collectively, the "Benefit Arrangements"). Seller has delivered to Buyer true and complete copies of all such Benefit Arrangements.

            (c) Each Employee Plan is in material compliance with applicable requirements prescribed by any and all federal or state law, including, but not limited to, the Code and ERISA. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to such Employee Plan's qualification under Section 401(a) or has remaining a period of time under applicable law in which to apply for such letter and, to the Knowledge of Seller, nothing has occurred that would adversely impact such plan's Tax qualification.

            (d) Each Seller Party has in all material respects performed all obligations required to be performed by it under ERISA, the Code and any other applicable federal or state law and under the terms of each Employee Plan. Seller has no Knowledge of the existence of any material default or violation by any other party of any laws, terms or requirements applicable to any of the Employee Plans.

            (e) Other than routine claims for benefits, there are no pending, or to the Knowledge of Seller, threatened material claims or lawsuits which have been asserted or instituted against any of the Employee Plans, the assets of the trust or funds under the Employee Plans, the sponsor or administrator of any of the Employee Plans, or against any fiduciary of any of the Employee Plans with respect to the operation of such Plans.

            (f) There are no pending, or to the Knowledge of Seller threatened, investigations or pending enforcement actions by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other governmental agency with respect to any of the Employee Plans.

            (g) No Seller Party has at any time contributed to (or been obligated to contribute to) any "multiemployer plan" within the meaning of
Section 3(37) of ERISA or been a party to any collective bargaining agreement.

            (h) No Seller Party has maintained or contributed to (or been obligated to maintain or contribute to) a "defined benefit pension plan" as defined in Section 3(35) of ERISA.

            (i) Except as described on SCHEDULE 3.20(I) or as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or any similar state statutes, no Employee Plan provides medical, life insurance or other welfare benefits to or with respect to Seller's, or its Affiliates', former employees who are or were employed primarily in the Canberra Business, other than benefits the full cost of which is borne by such employees. Seller and its ERISA Affiliates have complied in all material respects with the provisions of COBRA.

            (j) Except as set forth on SCHEDULE 3.20(J), the transactions contemplated by this Agreement shall not trigger, increase or accelerate any payment or benefit under any Employee Plan or Benefit Arrangement or result in a loss of a deduction by operation of Section 280G of the Code and no severance or termination benefits shall be payable to any Canberra Employee as a result of or in connection with such transactions.

      Section 3.21 ENVIRONMENTAL MATTERS.

            Except as set forth on SCHEDULE 3.21:

            (a) All of the Seller Parties: (i) are in compliance with Environmental Laws in all material respects in connection with the Canberra Business as conducted by such Seller Parties; (ii) have obtained, currently maintain and are in compliance with all of the material terms and conditions of all permits, licenses, and other governmental authorizations which are required for the operation of the Canberra Business as conducted by such Seller Parties; and (iii) in all material respects are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental Laws applicable to the Canberra Business.

            (b) In connection with the Canberra Business, no Seller Party has any material Liability under Environmental Laws nor has any Seller Party treated, handled, generated, stored, transported, disposed of, or arranged for the disposal of any Hazardous Material in material violation of any Environmental Law or, owned or operated any property or facility in material violation of any Environmental Law.

            (c) To the Knowledge of Seller, all properties and equipment used in the Canberra Business by any Seller Party are free of friable asbestos, PCBs, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, petroleum products and any other Hazardous Materials.

            (d) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed, commenced, or to the Knowledge of Seller, threatened against any Seller Party in connection with the Canberra Business or against any Canberra Affiliate alleging any material failure to comply or potential failure to comply with Environmental Law.

            (e) No employee of any Seller Party and, to the Knowledge of Seller, no other Person, has been subject to, or claimed to have been subject to, any exposure to radioactive materials or substances in excess of any employee exposure limits established by any applicable federal, state, local or foreign law, regulation, order, permit or license, including, but not limited to, 10 C.F.R. 19, 20 or 30, in connection with the Canberra Business. To the Knowledge of Seller, no Seller Party has been subject of any claim, demand, suit legal or administrative action by any persons or entities claiming damages or other remedies as a result of any alleged exposure to Hazardous Materials or any other toxic or radioactive materials used in connection with the Canberra Business.

            (f) There are no facts, circumstances or conditions associated with or related to the Acquired Assets or the Canberra Business in either case, arising out of or attributable to the ownership or operation of the Canberra Business by a Seller Party, that are reasonably likely to result in the owner or operator of the Acquired Assets or the Canberra Business incurring liabilities or losses under Environmental Laws existing on the date hereof in excess of the Indemnity Threshold.

            (g) Seller has provided Buyer with copies of all environmental health and safety assessments, audits, investigations or other reports relating to the Canberra Business since January 1, 1996.

            (h) None of the facts, circumstances or conditions identified on
SCHEDULE 3.21 are reasonably likely to result in the owner and operator of the Canberra Business incurring liabilities under Environmental Laws in excess of the Indemnity Threshold.

      Section 3.22 CERTAIN BUSINESS RELATIONSHIPS WITH SELLER. Except as set forth on SCHEDULE 3.22 to this Agreement, no director, officer or employee of any Seller Party has been involved, directly or indirectly, in any business arrangement or relationship with Seller or any Canberra Affiliate with respect to the Canberra Business within the past 12 months, nor owns any asset, tangible or intangible, which is used in the Canberra Business.

      Section 3.23 ACCOUNTS RECEIVABLE. All accounts receivable included in the Acquired Assets arose in the Ordinary Course of Business from bona fide transactions, are reflected properly on Seller's books and records, and are collectible, subject only to the reserve for bad debts set forth in the Most Recent Statement of Net Assets. Prior to the Closing, Seller shall utilize commercially reasonable efforts to collect outstanding accounts receivable consistent with past custom and practice.

      Section 3.24 LICENSES AND PERMITS. SCHEDULE 3.24(A) lists all licenses, franchises, approvals, orders, registrations, certificates, variances, authorizations and permits (collectively, "GOVERNMENTAL LICENSES AND PERMITS") issued by any United States federal or state Authority or subdivision thereof necessary to conduct the Canberra Business as presently conducted. SCHEDULE 3.24(B) lists all Governmental Licenses and Permits issued by any Authority (including any foreign Authority) and not set forth in SCHEDULE 3.24(A), including without limitation government security clearances and the like, used by any Seller Party in connection with the Canberra Business. All Governmental Licenses and Permits are in full force and effect. Except as noted in SCHEDULES 3.24(A) and 3.24(B), all Governmental Licenses and Permits are freely transferable to Buyer by a Seller Party without the consent of any Authority or Person. Each respective Seller Party is in compliance with all of the material terms and conditions of all material Governmental Licenses and Permits held by it and used in or required for the operation of the Canberra Business as conducted by any Seller Party. No proceeding is pending or, to the Knowledge of Seller, threatened, regarding the revocation or limitation of any of the Governmental Licenses and Permits and, to the Knowledge of Seller, there is no basis or grounds for any such revocation or limitation.

      Section 3.25 BOOKS AND RECORDS. All accounts, books, ledgers and official and other records of each Seller Party, with respect to the Canberra Business, have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained therein.

      Section 3.26 DUE DILIGENCE MATERIALS. All materials furnished by or on behalf of Seller to Buyer as part of due diligence or otherwise as an inducement for Buyer to consummate this transaction are true copies and complete in all material respects.

      Section 3.27 DISCLOSURE. No representation or warranty contained in this
Section 3 and no statement contained in any of the other Transaction Documents (including, without limitation, the Seller Financial Statements referenced in Section 3.6, the closing documents delivered pursuant to Section 7, the Schedules hereto or any list, certificate, or other instrument required by this Agreement to be furnished by or on behalf of any Seller Party) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document, list, certificate, or other instrument.

      Section 3.28 BOOKS OF ACCOUNT. The books, records, and accounts of the Seller Parties maintained with respect to the Canberra Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of each such Seller Party with respect to the Canberra Business. No Seller Party has engaged in any transaction with respect to the Canberra Business, maintained any bank account for the Canberra

Business, or used any of the funds of any Seller Party in the conduct of the Canberra Business except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Canberra Business.

      Section 3.29 CERTAIN BUSINESS PRACTICES AND REGULATIONS. To the Knowledge of Seller, no Seller Party, or any director, officer, agent, or employee of any Seller Party has with respect to the Canberra Business (a) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

      Section 3.30 TAX AND ACCOUNTING RECORDS. Seller has provided to Buyer true, correct and complete copies of all tax and accounting records relating to the conduct of the Canberra Business that have been requested by Buyer.

      Section 3.31 NO THIRD-PARTY OPTIONS. Except as set forth in SCHEDULE 3.31, there are and on the Closing Date there will be, no existing agreements with, options, or rights of, or commitments to, any Person to acquire any of the Acquired Assets, including, without limitation, interests in any Canberra Affiliate.

      Section 3.32 NO REQUIRED STOCKHOLDER APPROVAL. Stockholder approval of the transactions contemplated by this Agreement is not required pursuant to Section 271 of the Delaware General Corporation Law or otherwise.

                                    SECTION 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller that each of the statements set forth below (i) is true and correct in all respects as of the date of this Agreement and (ii) will be true and correct in all respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4). Such representations, warranties, covenants and agreements have constituted a material inducement to Seller to enter into this Agreement, to enter into the other Transaction Documents to which it has become a party, to sell the Acquired Assets sold by it pursuant to this Agreement and to consummate the other transactions contemplated by this Agreement and by all other Transaction Documents.

      Section 4.1 ORGANIZATION OF BUYER. Buyer is a societe anonyme duly incorporated, validly existing, and in good standing under the laws of the Republic of France.

      Section 4.2 AUTHORIZATION OF TRANSACTION. Buyer has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations under this Agreement or under any other Transaction Document. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law). Buyer has and will have at Closing all of the necessary financial resources to consummate the transactions contemplated by this Agreement. Buyer has accurately disclosed to Seller the source or sources of funds to be used to consummate the transactions contemplated by this Agreement.

      Section 4.3 NONCONTRAVENTION. Except as otherwise provided in this Agreement, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 of this Agreement), will: (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Authority to which Buyer is subject or any provision of its certificate of incorporation or bylaws; or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Except as otherwise provided in this Agreement, Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 of this Agreement).

      Section 4.4 BROKERS' FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

      Section 4.5 DISCLOSURE. The representations and warranties contained in this Section 4 do not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 4 not misleading.

      Section 4.6 FUNDS AVAILABLE. Buyer, at the Closing, will have adequate funds available to fund all obligations hereunder, including payment of the Purchase Price.

                                    SECTION 5
                                    COVENANTS

      Section 5.1 COVENANTS PENDING CLOSING.

            (a) Prior to the Closing, Buyer shall be entitled, through its employees and representatives, to make such investigations and examinations of the Seller Parties, their books and records, business, and assets as Buyer may reasonably request for the sole purpose of verifying the representations and warranties of Seller as contained in this Agreement. Seller shall furnish Buyer and its representatives during such period with information concerning the Canberra Business and Acquired Assets as Buyer or such representatives may reasonably request and cause Seller's officers, employees, consultants, agents, accountants, and attorneys to cooperate with Buyer and such representatives. Any such investigations and examinations shall be conducted at reasonable times, under reasonable circumstances, during normal business hours, and at the normal place of Seller's business.

            (b) From the date of this Agreement through the Closing Date, except as otherwise contemplated in this Agreement, or as previously approved by Buyer or included in a business plan approved by Buyer, the Seller Parties shall conduct the Canberra Business only in the Ordinary Course of Business and consistent with its prior practices, shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting, or operation or that vary materially from those in use as of the date hereof. In addition, the Seller Parties shall use their reasonable efforts: (i) to preserve the business and organization of the Canberra Business intact; (ii) to keep available to the Canberra Business the services of the present officers, employees, agents, and independent contractors employed or engaged primarily in the Canberra Business or that provide services to the operation of the Canberra Business; (iii) to preserve for the benefit of Buyer the goodwill of the suppliers, customers, licensors, and distributors of the Canberra Business and others having business relations with it; and (iv) to cooperate with Buyer and use reasonable efforts to assist Buyer in obtaining the consent of any note holder, licensor, distributors, or other party to any agreement with any Seller Party where the consent of such other party may be required or advisable by reason of the transactions contemplated in this Agreement or in the Transaction Documents.

            (c) From the date hereof through the Closing Date, the Seller Parties shall: (i) maintain in force (including necessary renewals thereof) the insurance policies currently in effect, except to the extent that they may be replaced with equivalent policies appropriate to insure the Acquired Assets and the Canberra Business, to the same extent as currently insured; (ii) comply in all material respects with all agreements related to the Canberra Business;
(iii) duly and timely file all Tax Returns related to the Canberra Business required to be filed with Authorities and duly observe and conform, in all material respects, to all applicable laws and orders related to the Canberra Business; and (iv) notify Buyer of any lawsuit, claim, proceeding, or investigation that after the date hereof is threatened or commenced against Seller, any Canberra Affiliate or any Joint Affiliate related to the Canberra Business.

            (d) Unless and until this Agreement shall be terminated, the Seller Parties shall not, nor shall any of them cause, suffer, or permit their respective directors, officers, employees, representatives, agents, accountants, or attorneys to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal, or engage in negotiations or discussions with any Person, or provide any confidential information or data to any Person, with respect to any acquisition, business combination or purchase of all or substantially all of the Canberra Business. Furthermore, Seller shall immediately terminate any existing activities, discussions, or negotiations with any Person other than Buyer with respect to the foregoing.

            (e) Each Party shall cooperate and use its respective commercially reasonable efforts in obtaining all required consents, including, without limitation, to the transfer of permits and licenses (including, but not limited to, those related to Environmental Laws and Governmental Licenses and Permits), audits, and completion of other transactions contemplated herein to have occurred as of the Closing and to use reasonable efforts to cause the fulfillment of the conditions to the other Party's obligation to consummate the transactions contemplated hereby. Each Party's representations and warranties contained in this Agreement and in all Schedules delivered by such Party hereunder shall be updated to the Closing Date (except for representations and warranties that speak as of a specific date) by such Party and delivered to the other Party(ies); PROVIDED that such updates shall be for information purposes only and shall not alter or modify the representations or warranties made pursuant to Sections 3 or 4 of this Agreement.

            (f) Each Party will give to the other prompt written notice of any material adverse change in any fact respecting which a representation or warranty has been made by it in this Agreement.

            (g) Seller and Buyer shall file any information and documents that remain to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT") as promptly as practicable at such time as such items are required to be filed, if any. At Buyer's election, Seller and Buyer shall file voluntary notification under Section 721 of the Omnibus Trade and Competitiveness Act of 1988 (amending Title VII of the Defense Production Act, 50 U.S.C. App. ss. 2170 (1997)) (the "EXON-FLORIO AMENDMENT"). Seller and Buyer shall as promptly as practicable comply with any other laws of any country and the European Union which are applicable to any of the transactions contemplated hereby and pursuant to which any consent, approval, order, or authorization of, or registration, declaration, or filing with any Authority or any other Person in connection with such transactions is necessary. The Parties hereby agree to (i) cooperate with each other in connection with such HSR Act, Exon-Florio Amendment and other country or European Community filings and compliance, which cooperation shall include, without limitation, furnishing the other with any information or documents that may be reasonably required in connection with such filings and compliance; (ii) promptly file, after any request by the Federal Trade Commission ("FTC") or Department of Justice ("DOJ") or other Authority, as the case may be, and after appropriate negotiation with the FTC or DOJ or other Authority, as the case may be, of the scope of such request, any information or documents requested by the FTC or DOJ or other Authority, as the case may be; and (iii) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ or other Authority, as the case may be, that relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ or other Authority, as the case may be.

            (h) To the extent required under applicable law, or if Buyer or Seller or any of their respective Affiliates shall become party to any litigation, or claim before any Authority or self-regulatory organization (E.G., Nasdaq, NASD), challenging the transactions contemplated in this Agreement due to an alleged failure to obtain, by written consent or at a meeting of Seller's stockholders, the approval from such number of its common stockholders as may be required under applicable law for approval as of the record date therefor, of this Agreement and the consummation of the transactions contemplated hereby (the "SELLER STOCKHOLDER APPROVAL"), then Seller shall seek to obtain the Seller Stockholder Approval. If Seller is obligated to seek Seller Stockholder Approval pursuant to this Section 5.1(h), the Board of Directors of Seller shall recommend and declare advisable the Seller Stockholder Approval and Seller shall take all lawful action to solicit, and use its best efforts to obtain promptly, the Seller Stockholder Approval.

            (i) To the extent required under applicable law, Seller will, as promptly as practicable, prepare and file with the United States Securities and Exchange Commission (the "SEC") a proxy statement and form of proxy or information statement in connection with obtaining the Seller Stockholder Approval (such proxy statement or information statement, together with any amendments of either or supplements thereto, in the form mailed to Seller's stockholders entitled to vote on the matters set forth in such proxy statement, is herein called the "PROXY STATEMENT" or "INFORMATION STATEMENT," respectively). If the filing of a Proxy Statement or Information Statement is required under applicable law, Seller will, and will cause its legal counsel and accountants to, use its best efforts to have or cause the Proxy Statement or Information Statement to conform in all material respects to applicable securities laws and regulations in form and substance acceptable to the SEC. Buyer shall furnish Seller all information concerning Buyer, its officers and directors, the holders of its capital stock and its Affiliates, and shall take any action as Seller may reasonably request in connection with Seller's preparation of the Proxy Statement or Information Statement. Buyer shall advise Seller in writing if, at any time prior to the Seller stockholders' meeting, Buyer shall obtain Knowledge of any event, with respect to Buyer or its officers and directors, holders of its capital stock or Affiliates, that might make it necessary or appropriate to amend the Proxy Statement or Information Statement in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or to comply with applicable law.

            (j) (i) Seller shall provide prompt written notice to Buyer, and Buyer shall provide prompt written notice to Seller (in each case within five
(5) business days), of any litigation, arbitration, or administrative proceeding pending or, to its Knowledge, threatened against any Seller Party on the one hand, or Buyer, on the other hand, which challenges the transactions contemplated hereby.

                (ii) Seller will provide prompt written notice to Buyer (in any event within five (5) business days) of any change in any of the information contained in its representations and warranties made in Section 3 hereof or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which Buyer may reasonably request in relation to such change; PROVIDED, HOWEVER, that such notice shall not operate to cure any breach of the representations and warranties made in Section 3 hereof or any Exhibits or Schedules referred to herein or attached hereto.

      Section 5.2 POST-CLOSING COVENANTS.

            (a) GENERAL. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 of this Agreement).

            (b) CONFIDENTIALITY. (i) Following the Closing, Seller and its Affiliates, officers, agents and other representatives will hold confidential all of the Confidential Information or any other proprietary or other information not generally known by the public regarding the Canberra Business, Canberra Affiliates or regarding Buyer or the Joint Affiliates, refrain from using any of such information for any purpose except in connection with this Agreement (or as required to be disclosed to taxing authorities in connection with the payment of taxes or as required on the advice of counsel to be disclosed in filings made with the SEC or similar Authorities) and shall deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information and such other proprietary or other information related to the Canberra Business and not generally known by the public, which are in its possession (except for copies of such Confidential Information and such other information as may be required to be retained in connection with the payment of Taxes or the preparation of filings with the SEC or similar Authorities). In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information or such other information related to the Canberra Business and not generally known by the public, then Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.2(b). If, in the absence of a protective order or the receipt of a waiver, Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, then Seller may disclose such Confidential Information to the tribunal; PROVIDED, HOWEVER, that Seller shall use its good faith efforts to obtain, at the expense and reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information or other information related to the Canberra Business and not generally known by the public.

                (ii) Without limiting the generality of Section 5.2(b)(i), each Seller Party, and its respective employees, officers, agents and other representatives, shall continue to be obligated and cause each of its respective Affiliates to be obligated under any confidentiality, non-competition or similar provision of any agreement or contract comprising or relating to a portion of the Acquired Assets.

            (c) RECORDS. (i) Buyer shall preserve and retain the corporate, accounting, legal, and other records of Seller and the Canberra Business that shall come into Buyer's possession as a result of the transactions contemplated by this Agreement for a period ending not less than three years after the Closing Date and give reasonable access to Seller, and its auditors, counsel, and other authorized representatives for the purpose of preparing or defending Tax Returns or for other reasonable business purposes and shall make a good faith effort to give reasonable notice to Seller prior to the destruction thereof at any time or times after the termination of such three-year period.

                (ii) Each Seller Party shall preserve and retain all of its respective corporate, tax, accounting, legal, and other records relating to the Canberra Business that are not part of the Acquired Assets or that shall otherwise remain in or come into Seller's possession or control after the Closing for a period ending not less than three years after the Closing Date, shall give access thereto to Buyer and its auditors, counsel, and other authorized representatives for any bona fide business purpose during ordinary business hours and shall make a good faith effort to give reasonable notice to Buyer prior to the destruction thereof at any time or times after the termination of such three-year period.

            (d) EMPLOYEES.

                (i) Effective as of the Closing Date, Buyer shall offer to employ each employee identified on SCHEDULE 5.2(D) (the "HIRED EMPLOYEES") in the same position as such Hired Employee had with a Seller Party. Such offer shall be for (1) salary and potential bonus at the same rate of salary and bonus as in effect with respect to such Hired Employee from a Seller Party immediately prior to the Closing Date, and (2) employee benefits that, with the exception of stock or stock option programs, are substantially similar to the benefits received by such Hired Employee from a Seller Party under Employee Plans and Benefit Arrangements immediately prior to the Closing Date. Employees who are on disability leave, authorized leave of absence or military service leave as of the Closing Date and identified as such on SCHEDULE 5.2(D) shall be offered employment to the same extent, if any, as a Seller Party would be required to offer employment in accordance with applicable law. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service (other than benefit accruals under a defined benefit plan) under any employee benefit plan or benefit arrangement for which a Hired Employee may be eligible after the Closing Date, Buyer shall ensure that service by such Hired Employee with any Seller Party shall be deemed to have been service with Buyer. Buyer will be responsible for any obligations to Hired Employees who have accrued, but unused, vacation time as of the Closing Date to the extent reflected on the Closing Date Statement of Net Assets. Notwithstanding the foregoing, Hired Employees who do not have or do not enter into an employment agreement with Buyer shall be employees at will of Buyer and nothing expressed or implied in this Agreement (other than pursuant to such employment agreements) will obligate Buyer to provide continued employment to any Hired Employee for any specified period of time following the Closing Date, nor prevent Buyer from modifying the terms and conditions of such Hired Employee's employment, including, without limitation, the compensation and benefits provided to such Hired Employee; PROVIDED, HOWEVER, that through the first anniversary of the Closing Date, Buyer shall continue to provide to Hired Employees who continue in the employ of Buyer with benefits that (with the exception of stock or stock option programs) are substantially similar to the benefits received by each such Hired Employee from a Seller Party under Employee Plans and Benefit Arrangements immediately prior to the Closing Date.

                (ii) For notices and payments related to events occurring on or prior to the Closing Date, Seller and its ERISA Affiliates shall be responsible for any notices required pursuant to WARN, COBRA and/or Section 402(f) of the Code, and for any payments or benefits required pursuant to such laws or on account of violation of any requirement of such laws with respect to Hired Employees or any dependent or spouse of any Hired Employee. For notices and payments related to events occurring after the Closing Date, Buyer shall be responsible for any notices required pursuant to COBRA and for any payments or benefits required pursuant to COBRA or on account of violation of any requirement of COBRA with respect to Hired Employees or any dependent or spouse of a Hired Employee.

                (iii) Seller and Buyer acknowledge that all contributions by any Seller Party to the medical and dependent care reimbursement flexible spending accounts maintained by such Seller Party with respect to Hired Employees shall cease as of the Closing Date. Seller and Buyer shall agree on a mechanism for transferring, as soon as practicable after the Closing Date, unused employee deferral contributions from such flexible spending accounts to Buyer or to a plan maintained by Buyer for the provision of medical and dependent care benefits for such Hired Employees.

                (iv) Buyer agrees that Hired Employees shall be eligible to rollover from the defined contribution retirement plan maintained by a Seller Party on a date determined by Buyer, such date to be as soon as practicable after the Closing Date, to a defined contribution retirement plan offered to Hired Employees by Buyer, and their account balances, if any, and any such rollover may include any promissory note representing a loan from such Seller's Party's defined contribution retirement plan.

                (v) After Closing, Buyer shall be solely responsible for all costs, taxes (all types), charges, liabilities, and termination and severance benefits (if any), of any nature incurred with respect to the employment or termination of a Hired Employee after the Closing.

                (vi) Seller and Buyer agree that, with respect to Hired Employees who immediately prior to the Closing Date were employed by Seller or any domestic Affiliate of Seller, pursuant to the "Alternative Procedure" provided in section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, (i) Buyer will report on a predecessor/successor basis as set forth therein, (ii) Seller or the applicable domestic Affiliate will be relieved from filing a Form W-2 with respect to any Hired Employee who accepts employment with Buyer, and (iii) Buyer will undertake to file (or cause to be filed) a Form W-2 for each such employee for the year that includes the Closing Date, including the portion of such year that such employee was employed by Seller or the applicable domestic Affiliate. Seller agrees to provide Buyer with all payroll and employment-related information with respect to each Hired Employee who accepts employment with Buyer and to otherwise cooperate in following the "ALTERNATIVE PROCEDURE."

                (vii) Buyer agrees that, upon the Closing: (a) the Employee Plans and Benefit Arrangements and other employee benefit plans and arrangements that are maintained or contributed to, and that cover only the employees of a Canberra Affiliate or Canberra Affiliates; and (b) Liabilities to present employees of any Canberra Affiliate accrued or incurred prior to the Closing Date, including, without limitation, any Liability for wages, salary, vacation pay, sick leave pay, severance or termination pay or any other pay for time not worked, back pay, premiums or benefits under any Employee Plan or Benefit Arrangement and other employee benefit plans and arrangements, damages payable pursuant to statutes and regulations governing employment practices, and worker's compensation claims against each Canberra Affiliate to the extent set forth on SCHEDULE 3.20(A) or 3.20(B); shall continue to be the obligation of the applicable Canberra Affiliate.

            (e) USE OF NAME. From and after the Closing Date, Seller will, and will cause each Seller Party to, sign such consents and take such other action as Buyer shall reasonably request in order to permit Buyer to use the name "Canberra," "Canberra Industries" and each other trademark, service mark or trade name comprising a portion of the Acquired Assets and derivatives or variants thereof. From and after the Closing Date, Seller will not itself, and will cause each other Seller Party not to, use the name "Canberra," "Canberra Industries" and each other trademark, service mark or trade name comprising a portion of the Acquired Assets or any names similar thereto or variants thereof and shall promptly amend and cause each other entity to amend its charter or other organizational documents to remove such reference.

            (f) CONNECTICUT TRANSFER ACT. Pursuant to the Connecticut Transfer Act (Connecticut General Statutes ss. 22a-134, et seq.) (the "TRANSFER ACT"), Seller acknowledges and agrees that it will submit the appropriate Property Transfer Program forms and sign any such forms as the certifying party. Seller further agrees to commence any investigation, remediation and monitoring required under the Transfer Act without undue delay, and to use reasonable efforts to cause any such investigation, remediation and monitoring to occur in such a manner so as to minimize disruption of the business. Seller shall be solely responsible for all investigation, remediation and monitoring and any other activities required pursuant to the Connecticut Transfer Act and, if required, will so certify to the Connecticut Department of Environmental Protection. Seller will provide Buyer with copies of all filings and correspondence relating to compliance with the Transfer Act. Buyer agrees that it will cooperate in all reasonable respects with Seller and its employees, consultants and other agents to provide all reasonable access and assistance to effect any investigation, remediation or monitoring undertaken pursuant to the Transfer Act.

            (g) SELLER STOCKHOLDER APPROVAL. If Buyer or Seller or any of their respective Affiliates shall become party to any litigation, or claim before any Authority or self-regulatory organization (E.G., Nasdaq, NASD), challenging the transactions contemplated in this Agreement due to an alleged failure to obtain Seller Stockholder Approval, then Seller shall seek to obtain the Seller Stockholder Approval. If Seller is obligated to seek Seller Stockholder Approval pursuant to this Section 5.2(g), the Board of Directors of Seller shall recommend and declare advisable the Seller Stockholder Approval and Seller shall take all lawful action to solicit, and use its best efforts to obtain promptly, the Seller Stockholder Approval.

      Section 5.3 INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF BUYER.

            (a) In the event Seller breaches any of its representations, warranties, and covenants contained in this Agreement, and a Buyer Indemnified Party (as defined below) makes a timely written claim for indemnification against Seller, then Seller agrees to indemnify Buyer, its Affiliates and each of their agents and their respective officers, directors and employees (collectively, the "BUYER INDEMNIFIED PARTIES," and individually a "BUYER INDEMNIFIED PARTY") from and against the Adverse Consequences any Buyer Indemnified Party may suffer resulting from, arising out of, relating to, or caused by such breach or event causing such breach.

            (b) Seller agrees to indemnify Buyer Indemnified Parties from and against any Adverse Consequences Buyer Indemnified Parties may suffer resulting from, arising out of, relating to or caused by reason of: (i) any liability or obligation of any Seller Party that is not an Assumed Liability; (ii) the claims of any broker or finder engaged or alleged to have been engaged by any Seller Party; (iii) any failure on the part of Seller to convey to Buyer the right, title and interest that each Seller Party has in and to the Acquired Assets; provided, however, that in the event Seller has not obtained any consent required in connection with any change of control provision or the assignment of any orders, agreements or other items by Closing, then at Buyer's request (in lieu of seeking indemnification in connection therewith) Seller shall delegate all responsibilities and assign all benefits to Buyer in connection with such orders, agreements or other items, unless such delegation or assignment is prohibited by the terms thereof; or (iv) the failure by any Seller Party to comply with any bulk sales, bulk transfer or any similar law of any jurisdiction that is applicable to some or all of the transactions contemplated by this Agreement. Seller further agrees to pay, and to indemnify and hold Buyer Indemnified Parties harmless from and against, any and all Taxes and other Adverse Consequences that Buyer Indemnified Parties or any of them (including any person or entity that becomes an Affiliate of Buyer by reason of the consummation of the Closing) may pay, incur or suffer resulting from, arising out of, relating to or incurred by reason of any of the following: (A) all federal, state and local (but not foreign) income Taxes of Seller and each domestic Canberra Affiliate for all taxable periods ending on or before the Closing Date, whether or not due and payable on or before the Closing Date; (B) all Taxes of any Seller Party other than those referred to in clause (A) to the extent the amount thereof exceeds the reserve therefor shown in the Final Statement of Net Assets; (C) any liability for Taxes that becomes a liability of Buyer under any Tax or bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor or transferee liability, by reason of Treasury Regulation Section 1.1502-6 or any analogous or similar provision of state, local or foreign law or regulation, or otherwise by operation of law; (D) all Taxes of whatever nature incurred by Seller or any Affiliate of Seller, the stock or interests in which is not acquired by Buyer pursuant to this Agreement, and any liability for Taxes incurred by any Canberra Affiliate by reason of any sale, exchange, assignment or transfer of any asset or interest on or prior to the Closing Date other than in the Ordinary Course of Business (including, but not limited to, any sales or transfer contemplated by Section 3.1(c) of this Agreement); and (E) all Taxes incurred by Seller or any Affiliate of Seller by reason of the sale of the assets hereunder, including but not limited to any and all Taxes payable by Seller pursuant to
Section 9.11 hereof and Taxes arising as a result of the Section 338(h)(10) Election.

            (c) All of the covenants, representations, warranties and indemnification obligations of Seller: (i) other than under Section 3.9, Section 3.20, Section 3.21, Section 5.2, Section 5.3(b) and Section 8, shall survive the Closing and continue in full force and effect only until the second anniversary of the Closing Date; (ii) contained in Section 3.9 and Section 3.21 shall survive the Closing and continue in full force and effect for so long as any Authority may bring a claim with respect to such matters; and (iii) contained in
Section 3.20, Section 3.32, Section 5.2, Section 5.3(b) or Section 8 shall survive the Closing for the periods specified therein or, if no periods are specified therein, for the applicable statute of limitations period. No claim for indemnification under this Section 5.3 shall be brought by any Buyer Indemnified Party after the time periods specified in the immediately preceding sentence, PROVIDED that the foregoing time limitations shall not limit the indemnification rights of any Buyer Indemnified Party with respect to any claim properly made within such time limitations. Any claim for indemnification made within such time limitations shall be deemed timely for purposes hereof.

            (d) Notwithstanding the provisions of this Section 5.3, (i) Seller shall not have any liability for indemnification under this Section 5.3 unless and until the amount of the aggregate indemnification obligations exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (the "INDEMNITY THRESHOLD"), whereupon Seller shall indemnify, defend, protect and hold harmless the Buyer Indemnified Parties for the amount of all Adverse Consequences for claims under this Section
5.3 without deduction of such Indemnity Threshold, and (ii) the aggregate amount of the Seller's liability under this Section 5.3 (the "35% CAP") shall not exceed the amount of thirty-five percent (35%) of the total Purchase Price; PROVIDED, HOWEVER, that the aggregate amount of Seller's liability under this
Section 5.3 for indemnification of Adverse Consequences arising from any breach of Sections 3.18, 3.20 or 3.21 hereof inclusive of any indemnity that is subject to the 35% Cap shall not exceed fifty percent (50%) of the total Purchase Price and, PROVIDED, FURTHER, that Seller's liability under Section 5.3 for indemnification of Adverse Consequences arising from any breach of Section 3.9 or Section 3.32 hereof shall be unlimited by this Section 5.3(d) and not subject to any Indemnity Threshold. The provisions of this Section 5.3(d) shall not apply to any matter covered by Section 5.3(b).

      Section 5.4  INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF SELLER.

            (a) In the event Buyer breaches any of its representations, warranties, and covenants contained in this Agreement and a Seller Indemnified Party (as defined below) makes a written claim for indemnification against Buyer, then, Buyer agrees to indemnify Seller, and its Affiliates and agents, and their respective officers, directors, and employees (collectively, the "SELLER INDEMNIFIED PARTIES"; each a "SELLER INDEMNIFIED PARTY") from and against any Adverse Consequences any Seller Indemnified Party may suffer resulting from, arising out of, relating to, or caused by such breach.

            (b) Buyer agrees to indemnify the Seller Indemnified Parties from and against any Adverse Consequences any Seller Indemnified Party may suffer resulting from, arising out of, relating to, or caused by, (i) any Assumed Liability, (ii) Buyer's operation of the Canberra Business after the Closing Date (other than as to any liability or obligation of Seller or any Affiliate of Seller which is not an Assumed Liability) or (iii) the claims of any broker or finder engaged or alleged to have been engaged by Buyer or any Affiliate of Buyer or (iv) any and all Federal, state or local income Taxes of a domestic Canberra Affiliate that Buyer is responsible to pay under Section 5.7(b).

            (c) All of the covenants, representations, warranties and indemnification obligations of Buyer: (i) other than under Sections 5.2 and 5.4(b) and Section 8, shall survive the Closing and continue in full force and effect only until the second anniversary of the Closing Date; and (ii) contained in Sections 5.2 and 5.4(b) or Section 8 shall survive the Closing for the periods specified therein or, if no periods are specified therein, for the applicable statute of limitations period. No claim for indemnification under this Section 5.4 shall be brought by any Seller Indemnified Party after the time periods specified in the immediately preceding sentence, PROVIDED that the foregoing time limitations shall not limit the indemnification rights of any Seller Indemnified Party with respect to any claim properly made within such time limitations. Any claim for indemnification made within such time limitations shall be deemed timely for purposes hereof.

            (d) Notwithstanding the provisions of this Section 5.4, (i) Buyer shall not have any liability for indemnification under this Section 5.4 unless and until the amount of the aggregate indemnification obligations exceeds the Indemnity Threshold, whereupon Buyer shall indemnify, defend, protect and hold harmless the Seller Indemnified Parties for the amount of all Adverse Consequences for claims under this Section 5.4 without deduction of any such Indemnity Threshold, and (ii) the aggregate amount of Buyer's liability under this Section 5.4 shall not exceed the amount of thirty-five percent (35%) of the total Purchase Price. The provisions of this Section 5.4(d) shall not apply to any matter covered by Section 5.4(b) or to any payment of indemnification by Buyer as provided by Section 5.7(a)(iii) or Section 5.9.

      Section 5.5 INDEMNIFICATION MATTERS INVOLVING THIRD PARTIES.

            (a) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim (notwithstanding that any such matter may be subject to an Indemnity Threshold) for indemnification against any other Party (the "INDEMNIFYING PARTY") under Section 5.3 or Section 5.4, then the Indemnified Party shall promptly notify each Indemnifying Party thereof describing such Third Party Claim in reasonable detail in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement unless (and then solely to the extent) the Indemnifying Party is prejudiced thereby.

            (b) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 20 days, or sooner if the nature of the Third Party Claim requires, after the Indemnified Party has given notice of the Third Party Claim, in which case the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party except as provided in this Section 5.5 and the Indemnified Party will cooperate in good faith in such defense; PROVIDED, HOWEVER, that: (i) the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; and (iii) if the named parties to any such Third Party Claim (including any impleaded parties) include an Indemnified Party and the Indemnifying Party or one or more other Indemnified Parties, and such Indemnified Party shall have been advised by its counsel in writing that there is a conflict or potential conflict of interest between such Indemnified Party and the Indemnifying Party or any such other Indemnified Party in the conduct of the defense thereof, then in any such case the Indemnified Party shall be permitted to participate in such defense with its own counsel and the reasonable fees and expenses of one such separate counsel shall be borne by the Indemnifying Party. In the event that the Indemnifying Party fails to assume the defense of a Third Party Claim in the manner provided above in this Subsection 5.5(b), or fails to conduct the defense of a Third Party Claim actively and diligently after such assumption, the Indemnified Party shall have the right to assume its own defense and select counsel of his or its choice (and at his or its sole discretion), and the reasonable fees and expenses of one such counsel shall be paid by the Indemnifying Party.

            (c) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Subsection 5.5(b) of this Agreement: (i) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief or liability or other financial obligation upon the Indemnified Party for which the Indemnified Party would not be entitled to indemnification hereunder; and (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

            (d) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Subsection 5.5(b) of this Agreement: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he, she or it reasonably may deem appropriate (although the Indemnified Party shall use reasonable efforts to consult with, and obtain prior written consent from, any Indemnifying Party in connection therewith, which consent shall not be unreasonably withheld or delayed); and (ii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by, the Third Party Claim to the fullest extent provided in this Subsection 5.5(d).

      Section 5.6 OTHER INDEMNIFICATION MATTERS.

            (a) Except for claims of fraud or intentional misrepresentation:

                (i) The Parties agree that their respective remedies under Sections 5.3, 5.4, 5.5 and 5.6 of this Agreement are their exclusive remedies under this Agreement (other than Section 8 of this Agreement), including without limitation, any matter based on the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Party contained herein or based on the failure of any covenant, agreement or undertaking herein, and the Parties hereby waive any claims with respect to any other right of contribution or indemnity available against any Indemnifying Party in such capacity on the basis of common law, statute or otherwise beyond the express terms of this Agreement; and

                (ii) Notwithstanding any other provision of this Agreement, the liability for indemnification of any Indemnifying Party under this Agreement (other than liability under Section 5.3(b) and 5.4(b)) shall not exceed the actual damages of the party entitled to indemnification and shall not otherwise include incidental, consequential, indirect, special, punitive, exemplary or other similar damages, other than compensatory damages.

            (b) (i) Any indemnification claim made by an Indemnified Party under this Section 5 shall be made in writing to the Indemnifying Party. Any controversy, claim or dispute arising out of, relating to, or in connection with, any such indemnification claim (a "DISPUTE"), including any question regarding the existence, validity, scope or termination of this Section 5.6(b), and not resolved pursuant to the provisions of Section 5.6(b)(ii) shall be settled by binding arbitration in New York City in accordance with the rules and practices, then obtaining, of the American Arbitration Association under its International Arbitration Rules, and any judgment upon any such arbitration or an award rendered may be entered as a final judgment in any court of competent jurisdiction.

                (ii) Within thirty (30) days of its receipt of the indemnification claim or notification of a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party in writing of any Dispute (or other disagreement arising out of, relating to, or in connection with such Third Party Claim not subject to an indemnification claim), such notice to contain sufficient detail to provide the Indemnified Party with notice as to the nature of the Dispute or other disagreement (the "DISPUTE NOTICE"). The Parties agree to use their reasonable efforts to resolve any Dispute through good faith business negotiation, which shall be a condition precedent to the institution of any arbitration proceedings. The good faith business negotiations must take place for at least sixty (60) days after the date that the Dispute Notice is delivered to the Indemnified Party. Any Dispute not resolved during such sixty-day period shall be subject to arbitration as herein provided.

                (iii) If the Parties are unable to agree upon an arbitrator or arbitrators within ten (10) days following the delivery of the responsive pleading in the arbitration, then three arbitrators or two arbitrators and one umpire, each with experience as an arbitrator in at least ten international arbitrations shall be appointed by the American Arbitration Association (of New York City), as it may determine, in accordance with the rules and practices, then obtaining, of such association. The tribunal shall render its award within 365 days after the appointment of the last arbitrator. Such time limitation may be extended either at the request of the tribunal or jointly by the Parties.

                (iv) Each party shall be entitled to discovery of the other, which discovery shall consist of, but not be limited to, an exchange of all documents in the possession of a party that are relevant to the factual issues in the case including all documents it intends to rely upon in the arbitration.

                (v) The language of the Arbitration shall be English.

                (vi) The parties waive all rights of appeal or recourse to any court except such rights as cannot be so waived according to the law of the state of New York.

                (vii) The parties to any arbitration hereunder shall maintain strict confidentiality with respect to all aspects of the arbitration and shall not, without the prior written consent of each other party to the arbitration, disclose the fact, conduct or outcome of the arbitration except to the extent required by applicable law or to the extent necessary to enforce a final award in the arbitration.

      Section 5.7 CERTAIN TAX MATTERS.

            (a) Neither Party shall make an election under Section 338 of the Code or under an equivalent or comparable provision under state, local or foreign law, without the prior written consent of the other Party; PROVIDED, HOWEVER, that upon the request of Buyer, Seller shall, or shall cause its Affiliates to, join with Buyer in making an election under Section 338(h)(10) of the Code and the Treasury Regulations and any corresponding or similar elections under state, local or foreign tax law (collectively, the "SECTION 338(H)(10) ELECTION") with respect to the purchase and sale of the shares of Tennelec, Inc. and Aquila Technologies Group, Inc. Any such request shall be made by Buyer in writing from time to time no later than 180 days after the Closing Date. If a
Section 338(h)(10) Election is made:

                (i) Buyer shall be responsible for the preparation and filing of all forms and documents required in connection with the Section 338(h)(10) Election. For the purpose of making the Section 338(h)(10) Election, on or prior to the Closing Date, Buyer and Seller each shall execute two copies of Internal Revenue Service Form 8023-A (or successor form). Seller shall execute (or cause to be executed) and deliver to Buyer such additional documents or forms as are reasonably requested to complete properly the Section 338(h)(10) Election at least 30 days prior to the date such
Section 338(h)(10) Election is required to be filed.

                (ii) Buyer and Seller shall file, and shall cause their Affiliates to file, all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with the Section 338(h)(10) Election and such valuations and shall take no position contrary thereto unless required to do so by applicable Tax laws.

                (iii) To the extent approved in writing and permitted by state or local Tax laws, the principles and procedures of this Section 5.7(a) shall also apply with respect to a Section 338(h)(10) Election or equivalent or comparable provision under state or local law, including but not limited to an election under Section 338(g) of the Code (a "SECTION 338(G) ELECTION") or equivalent or comparable provision under state or local law. Buyer may, but shall not be required to, make a Section 338(g) Election with respect to a qualified stock purchase of shares of any foreign Canberra Affiliate, but only with the express prior written consent of Seller (which consent will not be withheld or delayed if such election will not have a negative impact on any Seller Party or if Buyer shall first agree to indemnify and hold any Seller Party harmless with respect to such impact).

            (b) Seller shall include the domestic Canberra Affiliates, or cause them to be included in, and shall file or cause to be filed, (A) the United States consolidated federal income Tax Returns of the Seller or its Affiliates for the taxable periods ending on or prior to the Closing Date and (B) where applicable, all other consolidated, combined or unitary Tax Returns of Seller or its Affiliates for the taxable periods ending (or the portion of any taxable period ending) on or prior to the Closing Date, and shall pay any and all Taxes due with respect to the returns referred to in clause (A) or (B) of this Section 5.7(b), including but not limited to any liability due with respect to any
Section 338(h)(10) Election made pursuant to Section 5.7(a) hereof. Except with respect to Mobile Characterizations Services, LLC, Greenstar USA, Inc. and General Physics Institute, Inc., Seller shall be responsible for the preparation and filing of all Tax Returns required to be filed by or with respect to Seller and any domestic Canberra Affiliate for all taxable periods that end on or prior to the Closing Date, and shall be responsible to pay any Taxes shown as due on such Tax Returns or otherwise required to be paid in respect of such periods. Buyer shall be responsible for the preparation and filing of all Tax Returns required to be filed by or with respect to any domestic Canberra Affiliate for all taxable periods that end after the Closing Date, and shall be responsible to pay any Taxes shown as due on such Tax Returns or otherwise required to be paid in respect of such periods. To the extent reasonably requested by the other Party, each of Seller and Buyer agrees to cooperate with the other to fulfill its responsibilities under this Section 5.7(b).

            (c) TAX AUDITS.

                (i) Seller shall have the sole right to represent the interests of the Canberra Affiliates in any Tax audit or administrative or court proceeding relating to taxable periods of the Canberra Affiliates which end on or before the Closing Date and to employ counsel of its choice at its expense; PROVIDED that if the results of such Tax audit or proceeding could reasonably be expected to have an adverse effect on the assets, business, operations, or financial condition of Buyer or a Canberra Affiliate for taxable periods ending after the Closing Date, then there shall be no settlement or closing or other agreement with respect thereto without the written consent of Buyer (which consent shall not be unreasonably withheld). Buyer agrees that it will cooperate fully with Seller and its counsel in the defense against or compromise of any claim in any said proceeding.

                (ii) If any taxing Authority asserts a claim, makes an assessment or otherwise disputes or affects any Tax for which Seller is responsible hereunder, Buyer shall, promptly upon receipt by Buyer of written notice thereof, inform Seller thereof. The failure of Buyer timely to forward such notification in accordance with the immediately preceding sentence shall not relieve Seller of its obligation to pay such liability for Taxes except and to the extent that the failure timely to forward such notification actually prejudices the ability of Seller to contest such liability for Taxes or increases the amount of such Taxes.

                (iii) Buyer shall have the sole right to represent the interests of the Canberra Affiliates in all other Tax audits or administrative or court proceedings.

            (d) REFUND CLAIMS. To the extent any determination of Tax liability of a Canberra Affiliate, whether as the result of an audit or examination, a claim for refund, the filing of an amended return or otherwise, results in any refund of Taxes paid attributable to (i) any period which ends on or before the Closing Date, or (ii) a Section 338(h)(10) Election, any such refund shall belong to Seller, and Buyer shall promptly pay any such refund, and the interest actually received thereon, to Seller upon receipt thereof by Buyer. Any and all other refunds shall belong to Buyer. Any payments made under this Section 5.7(d) shall be net of any Taxes payable with respect to such refund, credit or interest thereon.

      Section 5.8 CERTAIN INSURANCE MATTERS. With respect to any loss, liability, or damage relating to, resulting from, or arising out of the conduct of the Canberra Business or the Acquired Assets on or prior to the Closing Date which constitutes an Assumed Liability or thereafter, whether or not an Assumed Liability, and for which Seller or any Affiliate would be entitled to assert, or cause any Affiliate or other Person to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of any Seller Party in respect of the Canberra Business or any of the Acquired Assets, at the request of Buyer, Seller will and will cause its Affiliates to use reasonable efforts to assert, or to assist Buyer in asserting, one or more claims under such insurance covering such loss, liability, or damage if Buyer is not itself entitled to assert such claim but Seller or any Affiliate is so entitled but only to the extent that (a) the recovery from such a claim exceeds the value of any Adverse Consequences suffered by Seller or any Selling Joint Affiliate in connection therewith and covered by such policy of insurance, (b) the loss, liability or damage is not accrued for or reflected on the Seller Financial Statements, or
(c) no Seller Party has applied such proceeds to remedy such loss, liability or damage. In the case of any damage to or destruction of the Acquired Assets that is covered by insurance maintained by such Seller Party, Seller shall deliver all insurance proceeds realized therefrom to Buyer at Closing or as soon thereafter as collected by any Seller Party. All policies of insurance covering loss, liability or damage related to the Acquired Assets or the Canberra Business are set forth on
SCHEDULE 5.8, which shall be delivered to Buyer no later than the Closing, but which may omit reference to such policies insuring against losses occurring solely in jurisdictions other than the United States if such information cannot be obtained by Seller by such dates, using good faith efforts to do so; PROVIDED, HOWEVER, that such Schedule 5.8 be supplemented to include all of such omitted information no later than 30 days after the Closing Date.

      Section 5.9 LETTERS OF CREDIT; PERFORMANCE BONDS OR GUARANTIES. If an obligation arises after the Closing that would require the Seller to perform as an obligor under any letter of credit, performance bond or guaranty relating solely to the Acquired Assets and described on SCHEDULE 5.9, Buyer will either procure a release of such obligation or indemnify the Seller from and against all amounts payable thereunder.

                                    SECTION 6
                        CONDITIONS TO OBLIGATION TO CLOSE

      Section 6.1 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the conditions set forth in this Section 6.1.

            (a) The representations and warranties set forth in Section 3 above shall be true and correct in all respects at and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), except where the failure of any such representation or warranty to be so true and correct, either individually or in the aggregate, does not have and is not substantially likely to have, a Seller Material Adverse Effect.

            (b) Seller shall have procured all of the third party consents specified in SCHEDULE 3.3(A) and such other Schedules as are incorporated therein by reference, at or prior to the Closing, as indicated therein by a dagger (+).

            (c) Buyer shall have obtained all licenses and permits of the nature of those listed on SCHEDULE 3.24(A) or SCHEDULE 3.24(B) (other than security clearances) required from Authorities in order to operate the Canberra Business after the Closing Date, either by transfer from Seller or a Canberra Affiliate or by reissuance to Buyer.

            (d) Buyer shall have received from or on behalf of Seller delivery of all the Closing Documents listed in Section 7.1 of this Agreement.

            (e) All filings under the HSR Act, and all material filings required under any similar foreign legislation or regulation that is applicable to the transactions contemplated by this Agreement, shall have been made, all appropriate waiting periods thereunder shall have expired, lapsed or terminated, all material consents, clearances and approvals of Authorities necessary for, or in respect of such filings, shall have been obtained and no action by the DOJ or FTC or any such foreign Authority challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending in connection with such filings.

            (f) To the extent required by applicable law, the stockholders of Seller shall have duly authorized and approved this Agreement and the transactions provided for herein.

            (g) Between the date of this Agreement and the Closing Date, there shall not have occurred any event or circumstance that individually or in the aggregate has had or is substantially likely to have any Seller Material Adverse Effect other than a Seller Material Adverse Effect resulting from any filing by Buyer or any Affiliate of Buyer under any foreign legislation or regulation similar to the HSR Act filing, other than a filing described in Sections 6.1(e), including without limitation any order, condition or requirement imposed in respect of such filing.

            (h) The BOA Lien and any other lien or encumbrance set forth on
SCHEDULE 3.5(A) shall have been released.

      Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at the Closing.

      Section 6.2 CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions set forth in this
Section 6.2:

            (a) The representations and warranties set forth in Section 4 above shall be true and correct in all respects at and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), except where the failure of such representation or warranty to be so true and correct, either individually or in the aggregate, does not have and is not substantially likely to have a material adverse effect upon Buyer's ability to consummate the transactions contemplated hereby.

            (b) Buyer shall have obtained all licenses and permits of the nature of those listed on SCHEDULE 3.24(A) required from Authorities in order to operate the Canberra Business after the Closing Date, either by transfer from Seller or a Canberra Affiliate or by reissuance to Buyer.

            (c) Seller shall have received from or on behalf of Buyer delivery of all the Closing Documents listed in Section 7.2 of this Agreement.

            (d) All filings under the HSR Act, and all material filings required under any similar foreign legislation or regulation that is applicable to the transactions contemplated by this Agreement, shall have been made, all appropriate waiting periods thereunder shall have expired, lapsed or terminated, all material consents, clearances and approvals of Authorities necessary for, or in respect of such filings, shall have been obtained and no action by the DOJ or FTC or any such foreign Authority challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending in connection with such filings.

            (e) To the extent required by applicable law, the stockholders of Seller shall have duly authorized and approved this Agreement and the transactions provided for herein.

      Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at the Closing.

                                    SECTION 7
                                CLOSING DOCUMENTS

      Section 7.1 SELLER DELIVERIES. Seller shall execute and deliver (or cause the execution and delivery of) the documents itemized in this Section 7.1 to Buyer, prior to or simultaneously with the Closing:

            (a) The Bill of Sale.

            (b) The Assignment Documents.

            (c) The following certificates, dated the Closing Date:

                (i) A certificate of the Secretary of Seller (i) attaching resolutions of the Board of Directors and, if applicable, the stockholders of Seller in connection with the authorization and approval of the execution, delivery and performance by Seller of this Agreement and the Transaction Documents; and (ii) setting forth the incumbency of the officer or officers of Seller who have executed and delivered this Agreement and each other Transaction Document, including therein a signature specimen of each such officer or officers.

                (ii) A certificate of an authorized officer of Seller stating
(i) that the conditions specified in Section 6.1(a) and (b) have been fulfilled, and (ii) that except as set forth on SCHEDULE 3.7, since the Most Recent Statement Date there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

                (iii) Governmental certificates (or such other documents as may be consistent with customary practice in non-U.S. jurisdictions, including without limitations, extracts from commercial registers or reports of any companies, office or analogous Authorities) showing that Seller and each Canberra Affiliate and Selling Joint Affiliate is duly incorporated or organized, as the case may be, and in good standing in the state or jurisdiction of its incorporation or organization and in good standing in each state listed on SCHEDULE 3.1(A) or 3.1(B) or 3.1(C), as applicable, certified as of a date not more than five (5) business days with respect to U.S. jurisdictions and twenty (20) days with respect to jurisdictions located outside the U.S. before the Closing Date; PROVIDED, HOWEVER, that the delivery of such certificate with respect to Canberra-Packard Trading Corp., if it cannot, with good faith efforts be obtained by Closing, may be delivered no later than the fifth day preceding the sale of the shares of Canberra-Packard Trading Corp.

            (d) A lease of a portion of the premises located at 800 Research Parkway, Meriden, Connecticut in the form of EXHIBIT D to this Agreement (the "LEASE").

            (e) A transition services agreement in the form of EXHIBIT E to this Agreement (the "TRANSITION SERVICES AGREEMENT").

            (f) An opinion of Seller's counsel substantially in the form of EXHIBIT F to this Agreement.

            (g) An opinion of Seller's Delaware counsel substantially in the form of EXHIBIT G to this Agreement.

            (h) Such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel have reasonably requested for the sale, transfer, conveyance and assignment of the Acquired Assets free and clear of all Security Interests, other than as specifically agreed upon in this Agreement.

            (i) The Real Property Deeds.

            (j) A standard agreement for sales distribution or representation with Canberra-Packard Pty. Ltd. and, pending final transfer thereof, with Canberra-Packard Trading Corp.

      Section 7.2 BUYER DELIVERIES. Buyer shall execute and deliver to Seller (or Seller shall receive from third parties) prior to or simultaneously with the Closing, each of the documents itemized in this Section 7.2.

            (a) The Assumption.

            (b) Buyer shall deliver to Seller the payments specified in Section
2.3 of this Agreement.

            (c) The following certificates, dated the Closing Date:

                (i) A certificate of the Secretary of Buyer: (i) attaching resolutions of the Board of Directors of Buyer in connection with the authorization and approval of the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents; and (ii) setting forth the incumbency of the officer or officers of Buyer who have executed and delivered this Agreement and each other Transaction Document, including therein a signature specimen of each such officer or officers.

                (ii) A certificate of an authorized officer of Buyer stating that the conditions specified in Section 6.2(a) and (b) have been fulfilled.

            (d) The Lease.

            (e) The Transition Services Agreement.

            (f) An opinion of Buyer's U.S. counsel substantially in the form of EXHIBIT H to this Agreement.

            (g) An opinion of Buyer's Legal Chief Officer substantially in the form of EXHIBIT I to this Agreement.

            (h) Such other instruments of assumption as to the Assumed Liabilities as Seller and its counsel have reasonably requested.

                                    SECTION 8
                                 NON-COMPETITION

      Section 8.1 MATERIALITY. Buyer and Seller hereby agree that the covenants set forth in this Section 8 are a material and substantial part of the transactions contemplated by this Agreement, and that a portion of the Purchase Price shall be paid for and allocated to the covenants set forth in this Section 8.

      Section 8.2 PROHIBITED ACTIVITIES OF SELLER. Until five years after the Closing Date no Seller Party will, anywhere in the world (the "TERRITORY"), unless acting for Buyer or its Affiliates or in accordance with Buyer's prior written consent:

            (a) Directly or indirectly own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit its name to be used by or in connection with, any business or enterprise engaged anywhere in the Territory in the Canberra Business (as used in this Section 8.2 "CANBERRA BUSINESS" shall mean as it is conducted on the date hereof) as it is so conducted by Buyer;

            (b) Call on or solicit any person who or which is, at that time, or has been within two years prior thereto, a customer of any Seller Party with respect to any business covered by clause (a) above;

            (c) Directly or indirectly encourage, solicit, or induce or attempt to induce any manager, officer, supervisor, or other employee of Buyer or any Affiliate of Buyer to terminate his or her employment relationship with Buyer or any Affiliate of Buyer, or to become employed by any Person other than Buyer or to violate the terms of their contracts or any employment arrangement with Buyer or any Affiliate of Buyer, except nothing in this Section 8.2(c) shall restrict the rights of such Seller Party to make generalized searches for employees by the use of advertisements in the media (including trade media) or by engaging search firms to engage in searches that are not targeted or focused on any Hired Employee or other person described in this Section 8.2(c); or

            (d) Otherwise attempt to interfere with or disrupt Buyer or its Affiliates in the operation of the Canberra Business.

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Person subject to this Section 8 from (i) engaging in sales and marketing activities solely in connection with the Packard Business, or any other business other than the Canberra Business, through any Person that also serves as a representative for or carries on any other business activity for or in connection with the Canberra Business, or (ii) soliciting for employment or hiring any Hired Employee whose employment by Buyer or any of its Affiliates has terminated for any reason, or (iii) acquiring as a passive investment not more than five percent of the outstanding voting capital stock of a competing business.

      Section 8.3 PROHIBITED ACTIVITIES OF BUYER. Until five years after the Closing Date, none of Buyer or any Affiliate of Buyer will solicit the employment of any person who is employed by any Seller Party as of the Closing Date while such person is employed by any Seller Party, except (i) for the Hired Employees or (ii) as a direct result of a general advertisement for employment.

      Section 8.4 REMEDIES. The Parties hereto acknowledge that (a) the provisions of this Section 8 are reasonable and necessary to protect the legitimate interests of the respective Parties to this Agreement and their respective Affiliates, (b) any violation of this Section 8 will result in irreparable injury and that damages at law would not be reasonable or adequate compensation for a violation of this Section 8 and (c) the Parties hereto shall be entitled to have the provisions of this Section 8 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security as well as to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section 8, including, without limitation, estimated future earnings. In the event that the provisions of this Section 8 should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law.

      Section 8.5 JURISDICTION. Buyer and Seller intend to and do hereby confer jurisdiction to enforce the covenants set forth in this Section 8 upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold such covenants unenforceable in whole or in part, it is the intention of Buyer and Seller that such determination not bar or in any way adversely affect the Parties' respective rights to equitable relief and remedies hereunder in courts of any other jurisdiction as to breaches or violations of this Section 8, such covenants being, for this purpose, severable into diverse and independent covenants.

                                    SECTION 9
                                OTHER AGREEMENTS

      Section 9.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Prior to the Closing no Party shall issue any press release or make any public announcement relating to the subject matter or disclose to any third party other than its legal and financial advisers and others who need to know in order to consummate this Agreement or the other Transaction Documents without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

      Section 9.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer or be deemed to confer any third-party beneficiary or other rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      Section 9.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to in this Agreement) constitutes the entire agreement among the Parties and supersedes any prior and contemporaneous understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      Section 9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named in this Agreement and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that Buyer may (i) assign any or all of its rights and interests under this Agreement, including, without limitation, the right to acquire all or part of the Acquired Assets, to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations under this Agreement (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations under this Agreement).

      Section 9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      Section 9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 9.7 NOTICES. All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to Seller:

            Packard BioScience Company
            800 Research Parkway
            Meriden, CT  06450
            Attn: Chief Financial Officer
            Fax:  (203) 235-6089

      With a copy to:

            Packard BioScience Company
            800 Research Parkway
            Meriden, CT  06450
            Attn: General Counsel
            Fax:  (203) 235-6089

      If to Buyer:

            Compagnie Generale des Matieres Nucleaires
            2, rue Paul Dautier
            BP 4, 78141 Velizy
            Cedex, France
            Attn: Vice President - Legal
            Fax:  011 33 1 39 26 27 14

      With a copy to:

            COGEMA, Inc.
            7401 Wisconsin Avenue
            Bethesda, MD  20814-3415
            Attn: Vice President-General Counsel
            Fax:  (301) 652-5690

Any Party may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other Party notice in the manner set forth in this Section.

      Section 9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      Section 9.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      Section 9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      Section 9.11 EXPENSES. Each of Buyer and Seller shall bear its own costs and expenses (including legal fees and expenses), except as otherwise provided in this Section 9.11, incurred by either Party in connection with this Agreement, the other Transaction Documents, the preparation and negotiation thereof and the consummation of the transactions contemplated by this Agreement or by the other Transaction Documents; PROVIDED, HOWEVER, that where applicable law or regulation obligates, or provides for an obligation of, either such Party to take any action or incur any expense with respect to filing fees, transfer taxes or charges imposed by Authorities, then (i) where such law or regulation so provides, all of such filing fees, transfer taxes or charges shall be borne exclusively by such Party or (ii) in the absence of such a law or regulation, costs of such filing fees, transfer taxes or charges shall be borne one-half by each of Seller and Buyer.

      Section 9.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement and the other Transaction Documents. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. All monetary amounts referred to in this Agreement are in United States dollars.

      Section 9.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated in this Agreement by reference and made a part of this Agreement.

      Section 9.14 TERMINATION.

            (a) In the event that the Closing has not occurred on or prior to June 30, 2001, any Party may terminate this Agreement, as long as such Party in not in breach any of the material terms or conditions of this Agreement as of the date that such Party provides the other Party with a written notice of such termination.

            (b) Any Party may terminate this Agreement on or prior to June 30, 2001, by giving thirty (30) Business Days prior written notice of its intent to terminate to the other Party, without prejudice to any rights or obligations it may have, if (i) the other Party has failed in the due and timely performance of any of its material covenants or agreements under this Agreement or there shall have been a material breach of the other's warranties and representations under this Agreement, and (ii) such other Party has failed to cure such non-performance or breach within such thirty (30) Business Day period. Any notice of intent to terminate under this Section 9.14(b) shall provide the Party receiving such notice with detailed information concerning the non-performance or breach. If the Party receiving notice under this Section 9.14(b) fails to cure such non-performance or breach within such thirty (30) Business Day period, the other Party may immediately terminate this Agreement by providing written notice of termination to the non-performing or breaching Party. In any such event any Party who is not guilty of the non-performance or breach may, in addition to all of its other rights and remedies, recover from the Party responsible for the non-performance or breach all losses and pursue such remedies as are available to it at law or in equity.

            (c) If this Agreement is validly terminated pursuant to Section 9.14(a) or (b), this Agreement, except for the provisions of Sections 3.4, 4.4, 5.1(j), 9.2, 9.3, 9.4, 9.5, 9.8, 9.9, 9.10, 9.11, 9.14(c), 9.14(d) and 9.17,
shall become null and void and of no further force and effect and all obligations of the Parties hereto shall terminate and there shall be no liability or obligation of any Party hereto, except that nothing in this Section 9.14(c) shall relieve any Party from liability for its default under or breach of any of its representations, warranties, covenants, or agreements under this Agreement prior to its termination.

            (d) If this Agreement is terminated  pursuant to Section 9.14 (a) or
(b) hereof, then that certain letter agreement between Robert W. Baird & Co. Incorporated, COGEMA, Inc., and Eurisys Mesures, Inc., dated July 31, 2000, shall remain in full force and effect in accordance with its terms.

      Section 9.15 DUE DILIGENCE NOT WAIVER. No inspection or examination performed by or on behalf of Buyer, and no information furnished to or obtained by Buyer prior to the Closing shall affect the representations and warranties made by Seller hereunder; the Closing shall not constitute a waiver by Buyer of any of its rights pursuant to this Agreement, notwithstanding any information that it may have obtained prior thereto.

      Section 9.16 FURTHER ASSURANCES. From time to time, as and when requested by either Party, the other Party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

      Section 9.17 WAIVER. Buyer or Seller by written notice to the other may
(a) extend the time for performance of any of the obligations of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered in connection herewith, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; PROVIDED, HOWEVER, that no such Party may, without the prior written consent of the other Party, make or grant such extension of time, waiver of inaccuracies, or compliance or waiver or modification of performance with respect to its (or any of its Affiliates) representations, warranties, conditions, or covenants hereunder.

Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions, or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

      Section 9.18 SPECIFIC PERFORMANCE. The Parties recognize that if Seller refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injuries. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law. In the event of a default by Seller that results in the filing of a lawsuit for damages, specific performance, or other remedies, Buyer shall be entitled to reimbursement by Seller of reasonable legal fees and expenses incurred by it.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

                                    "SELLER"
                                     PACKARD BIOSCIENCE COMPANY


                                       By:
                                        --------------------------------
                                         Its:

                                     "BUYER"
                                      Compagnie Generale des Matieres
                                        Nucleaires


                                       By:
                                         -------------------------------
                                          Its:

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1        DEFINITIONS...........................................1

SECTION 2        BASIC TRANSACTION....................................11
    Section 2.1 Purchase and Sale of Assets...........................11
    Section 2.2 Assumption of Liabilities.............................11
    Section 2.3 Purchase Price........................................11
    Section 2.4 Purchase Price Adjustment.............................11
    Section 2.5 The Closing...........................................12
    Section 2.6 Deliveries at the Closing.............................12
    Section 2.7 Allocation of Purchase Price..........................13

SECTION 3        REPRESENTATIONS AND WARRANTIES OF SELLER.............14
    Section 3.1 Organization..........................................14
    Section 3.2 Authorization of Transaction..........................15
    Section 3.3 Noncontravention; Consents............................16
    Section 3.4 Brokers' Fees.........................................16
    Section 3.5 Acquired Assets; Title to Assets......................16
    Section 3.6 Financial Statements..................................17
    Section 3.7 Events Subsequent to Most Recent Statement Date.......18
    Section 3.8 Legal Compliance......................................19
    Section 3.9 Taxes.................................................20
    Section 3.10 Real Property .......................................20
    Section 3.11 Intellectual Property ...............................21
    Section 3.12 Tangible Assets .....................................25
    Section 3.13 Inventory ...........................................25
    Section 3.14 Contracts ...........................................25
    Section 3.15 Insurance ...........................................27
    Section 3.16 Litigation ..........................................27
    Section 3.17 Product Warranty ....................................27
    Section 3.18 Product Liability ...................................28
    Section 3.19 Employees ...........................................28
    Section 3.20 Employee Benefits ...................................29
    Section 3.21 Environmental Matters ...............................30
    Section 3.22 Certain Business Relationships With Seller...........31
    Section 3.23 Accounts Receivable..................................31
    Section 3.24 Licenses and Permits.................................32
    Section 3.25 Books and Records....................................32
    Section 3.26 Due Diligence Materials..............................32
    Section 3.27 Disclosure...........................................32
    Section 3.28 Books of Account.....................................32
    Section 3.29 Certain Business Practices and Regulations...........33
    Section 3.30 Tax and Accounting Records...........................33
    Section 3.31 No Third-Party Options...............................33
    Section 3.32 No Required Stockholder Approval.....................33

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE
SECTION 4        REPRESENTATIONS AND WARRANTIES OF BUYER..............33
    Section 4.1 Organization of Buyer.................................33
    Section 4.2 Authorization of Transaction..........................33
    Section 4.3 Noncontravention......................................34
    Section 4.4 Brokers' Fees.........................................34
    Section 4.5 Disclosure............................................34
    Section 4.6 Funds Available.......................................34

SECTION 5        COVENANTS............................................34
    Section 5.1 Covenants Pending Closing.............................34
    Section 5.2 Post-Closing Covenants................................38
    Section 5.3 Indemnification Provisions for the Benefit of Buyer...42
    Section 5.4 Indemnification Provisions for the Benefit of Seller..43
    Section 5.5 Indemnification Matters Involving Third Parties.......44
    Section 5.6 Other Indemnification Matters.........................46
    Section 5.7 Certain Tax Matters...................................47
    Section 5.8 Certain Insurance Matters.............................49
    Section 5.9 Letters of Credit; Performance Bonds or Guaranties....50

SECTION 6        CONDITIONS TO OBLIGATION TO CLOSE....................50
    Section 6.1 Conditions to Obligation of Buyer.....................50
    Section 6.2 Conditions to Obligation of Seller....................51

SECTION 7        CLOSING DOCUMENTS....................................52
    Section 7.1 Seller Deliveries.....................................52
    Section 7.2 Buyer Deliveries......................................53

SECTION 8        NON-COMPETITION......................................54
    Section 8.1 Materiality...........................................54
    Section 8.2 Prohibited Activities of Seller.......................54
    Section 8.3 Prohibited Activities of Buyer........................55
    Section 8.4 Remedies..............................................55
    Section 8.5 Jurisdiction..........................................55

SECTION 9        OTHER AGREEMENTS.....................................55
    Section 9.1 Press Releases and Public Announcements...............55
    Section 9.2 No Third-Party Beneficiaries..........................56
    Section 9.3 Entire Agreement......................................56
    Section 9.4 Succession and Assignment.............................56
    Section 9.5 Counterparts..........................................56
    Section 9.6 Headings..............................................56
    Section 9.7 Notices...............................................56
    Section 9.8 Governing Law.........................................57
    Section 9.9 Amendments and Waivers................................57
    Section 9.10 Severability.........................................58
    Section 9.11 Expenses.............................................58

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE
    Section 9.12 Construction.........................................58
    Section 9.13 Incorporation of Exhibits and Schedules..............58
    Section 9.14 Termination..........................................58
    Section 9.15 Due Diligence Not Waiver.............................59
    Section 9.16 Further Assurances...................................59
    Section 9.17 Waiver...............................................59
    Section 9.18 Specific Performance.................................60

                         LIST OF EXHIBITS AND SCHEDULES

                                                         PAGE(S)

Exhibit A.......................................................13
Exhibit B.......................................................13
Exhibit C.......................................................13
Exhibit D.......................................................53
Exhibit E.......................................................53
Exhibit F.......................................................53
Exhibit G.......................................................53
Exhibit H.......................................................54
Schedule 1.1.....................................................5
Schedule 1.2(a)..................................................7
Schedule 1.2(b)..................................................7
Schedule 1.3.....................................................8
Schedule 1.4....................................................10
Schedule 3.1(a).............................................14, 52
Schedule 3.1(b)..........................................4, 14, 52
Schedule 3.1(c).............................................15, 52
Schedule 3.1(d).................................................15
Schedule 3.10(a).............................................2, 20
Schedule 3.10(b).............................................1, 21
Schedule 3.11(a)................................................21
Schedule 3.11(b)......................................2, 9, 21, 22
Schedule 3.11(c)................................................22
Schedule 3.11(d)............................................22, 23
Schedule 3.11(f)................................................23
Schedule 3.11(g)............................................23, 24
Schedule 3.11(h)................................................24
Schedule 3.11(i)................................................25
Schedule 3.14(a).....................................2, 18, 25, 26
Schedule 3.14(b)................................................26
Schedule 3.16...................................................27
Schedule 3.18...................................................28
Schedule 3.19...................................................28
Schedule 3.20(a)............................................29, 41
Schedule 3.20(b)............................................29, 41
Schedule 3.20(i)................................................30
Schedule 3.20(j)................................................30
Schedule 3.21...............................................30, 31
Schedule 3.22...................................................31
Schedule 3.24(a)....................................16, 32, 50, 51
Schedule 3.24(b)........................................16, 32, 50
Schedule 3.3(a).............................................16, 50
Schedule 3.3(b).............................................16, 50
Schedule 3.31...................................................33
Schedule 3.4....................................................16

                         LIST OF EXHIBITS AND SCHEDULES
                                   (CONTINUED)

                                                         PAGE(S)

Schedule 3.5(a).............................................17, 51
Schedule 3.5(b).............................................10, 17
Schedule 3.5(c).................................................17
Schedule 3.6....................................................17
Schedule 3.7................................................18, 52
Schedule 3.9................................................10, 20
Schedule 5.2(d).................................................39
Schedule 5.8....................................................50
Schedule 5.9....................................................50


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